Purchase and Sale Agreement
and
Escrow Instructions
dated March 21, 2011
by and between
G&E HC REIT II Dixie-Lobo MOB Portfolio, LLC,
a Delaware limited liability company (“Buyer”)
and
TMB-Alice, L.P.,
a Delaware limited partnership (“Alice Seller”);
Carlsbad-TMB, LLC,
a Delaware limited liability company (“Carlsbad Seller”);
Hobbs-TMB, LLC,
a Delaware limited liability company (“Hobbs Seller”);
Hope-TMB, LLC,
a Delaware limited liability company (“Hope Seller”);
TMB-Lake Charles, L.P.,
a Delaware limited partnership (“Lake Charles Seller”);
TMB-Lufkin, L.P.,
a Delaware limited partnership (“Lufkin Seller”);
Victoria-TMB, L.P.,
a Delaware limited partnership (“Victoria Seller”); and
TMB-I, L.P.,
a Delaware limited partnership (“Wharton Seller”)
and
First American Title Insurance Company (“Escrow Agent”)

Table of Contents

Exhibits
EXHIBIT “A-1”
EXHIBIT “A-2”
EXHIBIT “A-3”
EXHIBIT “A-4”
EXHIBIT “A-5”
EXHIBIT “A-6”
EXHIBIT “A-7”
EXHIBIT “A-8”
EXHIBIT “B”
EXHIBIT “C-1”
EXHIBIT “C-2”
EXHIBIT “D”
EXHIBIT “E”
EXHIBIT “F”
EXHIBIT “G”
EXHIBIT “H”
EXHIBIT “I”
EXHIBIT “J”
EXHIBIT “K-1”
EXHIBIT “K-2”
EXHIBIT “L”
EXHIBIT “M”
EXHIBIT “N”
EXHIBIT “O”
EXHIBIT “P”
EXHIBIT “Q”
LEGAL DESCRIPTION — ALICE
LEGAL DESCRIPTION — CARLSBAD
LEGAL DESCRIPTION — HOBBS
LEGAL DESCRIPTION — HOPE
LEGAL DESCRIPTION — LAKE CHARLES
LEGAL DESCRIPTION — LUFKIN
LEGAL DESCRIPTION — VICTORIA
LEGAL DESCRIPTION — WHARTON
PROPERTY INFORMATION
FORM OF SELLER PROPOSED TENANT ESTOPPEL
FORM OF BUYER PROPOSED TENANT ESTOPPEL
FORM OF OWNER’S CERTIFICATION AND GAP INDEMNITY
Intentionally deleted.
FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION OF LEASE AND
CONTRACTS
REPRESENTATION LETTER
AUDIT INQUIRY LETTER
AUDIT RESPONSE LETTER FORM
COMPLETE LIST OF LOAN DOCUMENTS
FORM OF SELLER PROPOSED GROUND LEASE ESTOPPEL
FORM OF BUYER PROPOSED GROUND LEASE ESTOPPEL
FORM OF SPECIAL WARRANTY DEED
FORM OF ASSIGNMENT AND ASSUMPTION OF GROUND LEASE
FORM OF RIGHT OF FIRST REFUSAL WAIVER
FORM OF HOSPITAL CONSENT
FORM OF AMENDMENT TO ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(CITY OF HOBBS)
FORM OF AMENDMENT TO ATTORNMENT AND NON-DISTURBANCE AGREEMENT
(ECONOMIC DEVELOPMENT AUTHORITY)

Schedules

Schedule 1.1.3 Schedule 1.1.8 Schedule 1.3 Schedule 1.4 Schedule 1.6.2 Schedule 1.6.5 Schedule 4.1.2 Schedule 4.1.11 Schedule 5.8.1
MASTER LEASES
TRADE NAMES
ALLOCATION OF PURCHASE PRICE
ESCROW AGENT’S WIRE INSTRUCTIONS
ALLOCATION OF EXISTING LOAN
ALLOCATION OF REPLACEMENT RESERVES
UNDISCLOSED MATTERS
DEFAULTS UNDER TENANT LEASES
CUSTOMARY PRACTICES FOR PAYMENT OF TITLE PREMIUMS AND
TRANSFER TAXES

Defined Terms

PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS

THIS PURCHASE AND SALE AGREEMENT and ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of this 21st day of March, 2011 (the “Effective Date”), by and among TMB-ALICE, L.P., a Delaware limited partnership (“Alice Seller”), CARLSBAD-TMB, LLC, a Delaware limited liability company (“Carlsbad Seller”), HOBBS-TMB, LLC, a Delaware limited liability company (“Hobbs Seller”), HOPE-TMB, LLC, a Delaware limited liability company (“Hope Seller”), TMB-LAKE CHARLES, L.P., a Delaware limited partnership (“Lake Charles Seller”), TMB-LUFKIN, L.P., a Delaware limited partnership (“Lufkin Seller”), VICTORIA-TMB, L.P., a Delaware limited partnership (“Victoria Seller”), TMB-I, L.P., a Delaware limited partnership (“Wharton Seller”); G&E HC REIT II DIXIE-LOBO MOB PORTFOLIO, LLC, a Delaware limited liability company (“Buyer”); and First American Title Insurance Company (“Escrow Agent”). Alice Seller, Carlsbad Seller, Hobbs Seller, Hope Seller, Lake Charles Seller, Lufkin Seller, Victoria Seller, and Wharton Seller are each a “Seller” and collectively, the “Sellers”.

RECITALS

I. Pursuant to that certain Ground Lease Agreement, dated June 12, 2000, by and between Alice Seller and Christus Spohn Health System Corporation, a Texas non-profit corporation (“Alice Hospital”), as successor in interest to Physicians and Surgeons Hospital of Alice, L.P., a Delaware limited partnership (“Predecessor Alice Hospital”), as amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Alice Seller and Alice Hospital in favor of Existing Lender (as hereinafter defined), dated as of December 29, 2006 (as amended, the “Alice Ground Lease”), Alice Seller ground leases from Alice Hospital certain real property located at 2510 & 2520 East Main Street, Alice, Texas (“Alice Parcel”), and altogether more particularly described on Exhibit “A-1” attached hereto, and Alice Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

II. Pursuant to that certain Ground Lease Agreement, dated September 24, 2001, by and between Carlsbad Seller and Carlsbad Medical Center, LLC, a Delaware limited liability company (“Carlsbad Hospital”), as amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Carlsbad Seller and Carlsbad Hospital in favor of Existing Lender, dated as of December 29, 2006 (as amended, the “Carlsbad Ground Lease”), Carlsbad Seller ground leases from Carlsbad Hospital certain real property located at 2420 West Pierce Street, Carlsbad, New Mexico (“Carlsbad Parcel”), and altogether more particularly described on Exhibit “A-2” attached hereto, and Carlsbad Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

III. Pursuant to that certain Ground Lease Agreement, dated January 15, 2003, by and between Hobbs Seller and Lea Regional Hospital, LLC (“Hobbs Hospital”), as amended by that certain Agreement Regarding Ground Lease, dated December 29, 2006, by Hobbs Seller and Hobbs Hospital in favor of Existing Lender (as amended, the “Hobbs Sub-Sub Ground Lease”), Hobbs Seller ground leases from Hobbs Hospital certain real property located at 5419 North Lovington Highway, Hobbs, New Mexico (“Hobbs Parcel”), and altogether more particularly described on Exhibit “A-3” attached hereto, and Hobbs Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described. Pursuant to that certain Lease Agreement, dated May 2, 1983, by and between the City of Hobbs, New Mexico (the “City of Hobbs”) and the Economic Development Corporation of Lea County (the “Hobbs EDC”), as amended by that certain Memorandum of Lease dated April 2, 2001, and as further amended by that Modification of Lease Agreement, by and between City of Hobbs and Hobbs EDC, dated December 2, 2002 (as amended, “Hobbs Ground Lease”), Hobbs EDC leases from the City of Hobbs certain real property including the Hobbs Parcel (collectively, the “Net Lease Parcel”). Further, pursuant to that certain Modification, Restatement and Amendment of Sub-Lease, dated August 2002, by and between Hobbs Hospital and Hobbs EDC (as amended, the “Hobbs Sub Ground Lease”), Hobbs Hospital ground leases from Hobbs EDC, a portion of the Net Lease Parcel (which portion includes the Hobbs Parcel). The Hobbs Ground Lease and the Hobbs Sub Ground Lease are together referred to herein as the “Hobbs Superior Leases”).

IV. Pursuant to that certain Ground Lease Agreement, dated June 27, 2002, by and between Hope Seller and Signature Medical Park Hospital, LLC, a Delaware limited liability company (“Hope Hospital”), as successor-in-interest to Medical Park Hospital LLC (“Predecessor Hope Hospital”), as amended by that certain Consent to Assignment and Modification of Leases, among Hope Seller, Triad Hospitals, Inc., Hope Hospital, Predecessor Hope Hospital, and Signature Hospital, LLC, dated as of December 31, 2005, as further amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Hope Seller and Hope Hospital in favor of Existing Lender, dated as of December 29, 2006 (as amended, the “Hope Ground Lease”), Hope Seller ground leases from Hope Hospital certain real property located at 302 Bill Clinton Drive, Hope, Arkansas (“Hope Parcel”), and altogether more particularly described on Exhibit “A-4” attached hereto, and Hope Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

V. Pursuant to that certain Ground Lease Agreement, dated June 23, 2000, by and between Lake Charles Seller and Women & Children’s Hospital, LLC, a Delaware limited liability company (“Lake Charles Hospital”), as amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Lake Charles Seller and Lake Charles Hospital in favor of Existing Lender, dated as of December 29, 2006 (as amended, the “Lake Charles Ground Lease”), Lake Charles Seller ground leases from Lake Charles Hospital certain real property located at 1920 West Sale Road, Lake Charles, Louisiana (“Lake Charles Parcel”), and altogether more particularly described on Exhibit “A-5” attached hereto, and Lake Charles Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

VI. Pursuant to that certain Ground Lease Agreement, dated June 23, 2000, by and between Lufkin Seller and Piney Woods Healthcare System, L.P., a Delaware limited partnership (“Lufkin Hospital”), as successor in interest to HDP Woodland Heights L.P., a Delaware limited partnership (“Predecessor Lufkin Hospital”), as amended by that certain First Amendment to Ground Lease Agreement, by Lufkin Seller and Lufkin Hospital, effective as of June 23, 2000, as further amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Lufkin Seller and Lufkin Hospital in favor of Existing Lender, dated as of December 29, 2006 (as amended, the “Lufkin Ground Lease”), Lufkin Seller ground leases from Lufkin Hospital certain real property located at 302 Medical Park Drive, Lufkin, Texas (“Lufkin Parcel”), and altogether more particularly described on Exhibit “A-6” attached hereto, and Lufkin Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

VII. Pursuant to that certain Ground Lease Agreement, dated February 2003, by and between Victoria Seller and Victoria of Texas, L.P., a Delaware limited partnership (“Victoria Hospital”), as amended by that certain Agreement Regarding Ground Lease, dated December 29, 2006, by Victoria Seller and Victoria Hospital in favor of Existing Lender (as amended, the “Victoria Ground Lease”), Victoria Seller ground leases from Victoria Hospital certain real property located at 110 Medical Drive, Victoria, Texas (“Victoria Parcel”), and altogether more particularly described on Exhibit “A-7” attached hereto, and Victoria Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

VIII. Pursuant to that certain Ground Lease Agreement, dated May 9, 2000, by and between Wharton Seller and Signature Gulf Coast Hospital, L.P., a Delaware limited partnership (“Wharton Hospital”), as successor-in-interest to Gulf Coast Hospital, L.P. (“Predecessor Wharton Hospital”), as amended by that certain Consent to Assignment and Modification of Leases, among Wharton Seller, Wharton Hospital, and Predecessor Wharton Hospital, dated as of December 31, 2005, as further amended by that certain Agreement Regarding Ground Lease and Amendment to Master Lease, by Wharton Seller and Wharton Hospital in favor of Existing Lender, dated as of December 29, 2006 (as amended, the “Wharton Ground Lease”), Wharton Seller ground leases from Wharton Hospital certain real property located at 2112 Regional Medical Drive, Wharton, Texas (“Wharton Parcel”), and altogether more particularly described on Exhibit “A-8” attached hereto, and Wharton Seller holds certain right, title and interest in, to and under certain other assets as hereinafter described.

IX. Alice Parcel, Carlsbad Parcel, Hobbs Parcel, Hope Parcel, Lake Charles Parcel, Lufkin Parcel, Victoria Parcel and Wharton Parcel are each referred to herein as a “Parcel” and collectively, as the “Parcels”. Alice Hospital, Carlsbad Hospital, Hobbs Hospital, Hope Hospital, Lake Charles Hospital, Lufkin Hospital, Victoria Hospital and Wharton Hospital are each referred to herein as a “Ground Lessor”. The Alice Ground Lease, Carlsbad Ground Lease, Hobbs Sub-Sub Ground Lease, Hope Ground Lease, Lake Charles Ground Lease, Lufkin Ground Lease, Victoria Ground Lease and Wharton Ground Lease are each referred to herein as a “Ground Lease” and collectively, as the “Ground Leases”.

X. Each Seller constructed and/or renovated a medical office building or buildings upon the Parcel leased by such Seller.

XI. The Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, the Property (as hereinafter defined) on the terms and conditions contained in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE 1
SALE OF PROPERTY

1.1 Property To Be Sold. Subject to the terms and provisions hereof, the Sellers agree to sell to Buyer, and Buyer agrees to purchase from the Sellers, upon the terms and conditions of this Agreement:

1.1.1 All of the Sellers’ right, title and interest in and to all of the Parcels, together with all privileges, rights, easements and appurtenances belonging to the Parcels, including without limitation, the leasehold rights under the Ground Leases, together with all security deposits or other deposits held in connection therewith (if any), and all right, title and interest (if any) of the Sellers in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of the Sellers in all mineral and development rights appurtenant to the Parcels (collectively, the “Land”);

1.1.2 The Sellers’ right and title under and pursuant to the Ground Leases (subject to (x) reversion under the applicable Ground Leases to the applicable Ground Lessor and (y) the rights of the Tenants (as hereafter defined) under the Tenant Leases (as hereafter defined) and any subtenants of the Tenants) to all buildings, structures and other improvements and all fixtures, systems and facilities located on the Land (the “Improvements”; together with the Land, from time to time, the “Real Property”);

1.1.3 All of the Sellers’ applicable right in and to (i) leases (excluding the Ground Leases) entered into by a Seller, including all amendments thereto, with persons or entities (each a “Tenant”, and collectively, the “Tenants”) leasing the Real Property or any part thereof or hereafter entered into in accordance with the terms hereof prior to Closing (collectively, the “Tenant Leases”), together with all security deposits, other deposits held in connection with the Tenant Leases, and all of the Sellers’ right title and interest in and to all guarantees, letters of credit and other similar credit enhancements providing additional security for such Tenant Leases, and (ii) any sub-leases to which a Seller is a party or bound, including all amendments thereto, with persons or entities leasing all or a portion of the Real Property as sub-tenants of Tenants (“Sub-Leases”), together with all security deposits, other deposits held in connection with such Sub-Leases, and all of the Sellers’ right title and interest in and to all guarantees, letters of credit and other similar credit enhancements providing additional security for such Sub-Leases. For purposes of this Agreement, (a) each of those master leases set forth on Schedule 1.1.3 attached hereto, as amended, shall constitute a “Tenant Lease” and accordingly, each of the following shall constitute a “Tenant”: Alice Hospital, Carlsbad Hospital, Hobbs Hospital, Hope Hospital, Lake Charles Hospital, Lufkin Hospital, Victoria Hospital and Wharton Hospital, and (b) Sub-leases entered into by Tenants shall not be deemed to be included within the definition of “Tenant Leases”. For purposes of clarification, Buyer hereby acknowledges that Sellers have informed Buyer that the only Tenant Leases for which certain obligations of the Tenant are currently guaranteed are with respect to the Victoria Parcel and the Hope Parcel, as evidenced by and further described in, respectively, (i) that certain Lease Guaranty, dated February 2003, by Triad Hospitals, Inc. in favor of Victoria Seller, and (i) that certain Lease Guaranty, dated June 27, 2002, by Triad Hospitals, Inc. in favor of Hope Seller, as supplemented by that certain Consent to Assignment and Modification of Leases, among Hope Seller, Triad Hospitals, Inc., Hope Hospital, Predecessor Hope Hospital, and Signature Hospital, LLC, dated as of December 31, 2005;

1.1.4 All of the Sellers’ right, title and interest in and to (i) any and all tangible personal property owned by the Sellers located on or used exclusively in connection with the Real Property, including, without limitation, sculptures, paintings and other artwork, equipment, furniture, tools and supplies as well as the Sellers’ rights in and to any reserve accounts held in connection with the Existing Loan (as defined below) (collectively, the “Tangible Personal Property”); and (ii) any and all plans and specifications; architectural and engineering drawings; the common name of the Real Property (collectively, the “Intangible Personal Property”, and, collectively with the Tangible Personal Property, the “Personal Property”);

1.1.5 All of the Sellers’ rights in and to all warranties and guaranties relating to the Improvements (the “Warranties”);

1.1.6 All of the Sellers’ rights in and to all use, occupancy, building and operating licenses, permits, approvals, and development rights relating to the Real Property (the “Permits”);

1.1.7 All service contracts, any leasing commission agreements, any property management agreements, any construction contracts, and similar type property-related agreements entered into by the Sellers (or to which Sellers are otherwise a party or entered into by Seller in accordance with this Agreement) prior to Closing (collectively, the “Contracts”), to the extent Buyer has agreed to assume same pursuant to Section 3.4 and to the extent not required to be terminated pursuant to Section 4.5.2;

1.1.8 All of the Sellers’ rights in and to the trade names used or utilized by the Sellers in connection with the Property, including, without limitation, as set forth on Schedule 1.1.8 hereof; and

1.1.9 The Real Property, Personal Property, and the Sellers’ interest in the other property described in this Section 1.1 are hereinafter sometimes referred to collectively as the “Property.”

1.2 Purchase and Sale. Buyer agrees to purchase from the Sellers, and the Sellers agree to sell to Buyer, all of the Sellers’ right, title and interest in and to the Property, on the terms and conditions set forth in this Agreement.

1.3 Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be Thirty Million Fifty Thousand and No/100 Dollars ($30,050,000.00) (less any amounts allocable to any Parcel(s) (as set forth in Schedule 1.3) that Buyer does not purchase (each a “Non-Purchased Parcel”), provided Buyer, subject to and in accordance with any express right of Buyer contained in this Agreement to terminate this Agreement in its entirety or with respect to a specific Parcel (collectively, the “Buyer Termination Rights”) timely and properly exercises such Buyer Termination Right with respect to such Non-Purchased Parcel). The Purchase Price shall be paid to the Sellers by Buyer on the Closing Date (as defined below), plus or minus all adjustments or credits as set forth herein, by wire transfer of immediately available federal funds. The Purchase Price (including the Deposit) shall be allocated among the Sellers, and with respect to each Seller, among such Seller’s leasehold interest in the applicable Land, ownership interest in the applicable Improvements and other interest(s) in the right, title and interest of such Seller to Parcels, in accordance with Schedule 1.3 attached hereto and incorporated herein (and Buyer agrees not to take a tax or other position inconsistent with such allocation). The parties hereto agree that no portion of the Purchase Price is attributable to personal property.

1.4 Deposit And Escrow.

1.4.1 Within three (3) Business Days (as defined below) after the Effective Date, Buyer shall deliver to Escrow Agent at the following address: 777 South Figueroa Street, Fourth Floor Los Angeles, California 90017 Attn: Barbara Laffer (blaffer@firstam.com) Phone: (213) 271-1702, a deposit in the amount of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the “Deposit”). In addition, Buyer shall deposit with Seller $100.00, as an additional deposit, which is non-refundable and immediately becomes the property of Seller upon execution and delivery of this Agreement. The Deposit may be delivered by wire transfer in accordance with the instructions set forth on Schedule 1.4 hereto, or by check, and in either case, shall be held in an insured (up to $250,000), interest-bearing account at First American Trust FSB with interest accruing for the benefit of the party entitled to the Deposit (and at Closing or such other date upon which the Deposit is released pursuant to the terms hereof, the interest will be paid to the party entitled to the Deposit). Escrow Agent may conclusively rely upon and act, subject to the escrow provisions of this Agreement, in accordance with any certificate, instructions, notice, letter, e-mail, facsimile, or other written instrument believed to be genuine and signed or communicated by the proper party or parties entitled to deliver same to Escrow Agent under this Agreement.

1.4.2 The Deposit (and any interest accrued thereon) shall be applied to the Purchase Price if the Closing (as defined below) occurs. Upon delivery of Buyer’s Approval Notice (as defined below), the Deposit shall not be returned to Buyer other than in accordance with Section 5.2 and unless escrow fails to close due to any reason that expressly entitles Buyer to have the Deposit (or applicable portion thereof) returned as provided for herein, including, without limitation, any reason provided in Sections 1.7, 2.3, 2.4, 2.6, 3.6, 5.4, 5.5, 6.2, 7.1, and 7.2. In the event Buyer shall elect to terminate, or shall be deemed to have terminated this Agreement, during the Due Diligence Period (as defined below), the Deposit (and any interest accrued thereon) shall be returned to Buyer as provided in Section 3.6; provided, however, that if Buyer shall elect to terminate this Agreement as to one or more, but not all of the Parcels, as provided herein, only the Applicable Portion of the Deposit (as hereinafter defined) shall be returned to Buyer.

1.5 Closing Date. The closing (“Closing”) of the transactions contemplated herein shall be an escrow style closing to occur thirty (30) days after the expiration of the Due Diligence Period (the “Scheduled Closing Date”; as the same may be held earlier or extended in accordance herewith, the “Closing Date”).

1.6 Assumption of Existing Loan.

1.6.1 Buyer acknowledges that the Sellers have informed Buyer that the Sellers and Longview-TMB, L.P., a Delaware limited partnership (“Longview”), are party to a loan (the “Existing Loan”), in the original aggregate principal amount of $43,050,000 (the “Original Loan Amount”), made by General Electric Capital Corporation (the “Existing Lender”), as evidenced by (a) that certain Loan Agreement, between Sellers and Existing Lender, dated December 29, 2006 (as heretofore amended or otherwise modified, the “Loan Agreement”), and (b) that certain Promissory Note in the amount of $2,300,000 and that certain Promissory Note in the amount of $40,750,000, each made by Sellers in favor of Existing Lender and dated December 29, 2006 (as heretofore amended or otherwise modified, collectively, the “Notes”). The Sellers represent to Buyer that Longview and Sellers are directly or indirectly controlled by Seavest Inc. (“Seavest”) or an affiliate of Seavest. The Existing Loan is secured by, among other things, first lien mortgages and/or deeds of trust as further described on Exhibit “J” (as heretofore amended or otherwise modified, collectively, the “Mortgages”) encumbering the Real Property and certain real property owned and/or leased by Longview (the “Longview Real Property”; together with the Real Property, the “Mortgaged Real Property”), and certain of the Sellers’ and Longview’s obligations under the Existing Loan are, among other things, guaranteed by one or more affiliates of the Sellers and Longview (collectively, the “Existing Guarantor”) pursuant to one or more guaranties and/or indemnities (as heretofore amended or otherwise modified, collectively, the “Loan Guaranties and Indemnities”) entered into by the Existing Guarantor in favor of the Existing Lender. The Loan Agreement, Notes, Mortgages, Loan Guaranties and Indemnities, and such other agreements referred to therein and/or entered into in connection with the Existing Loan, as same may heretofore be amended or otherwise modified, are collectively referred to herein from time to time as the “Loan Documents”).

1.6.2 Buyer and the Sellers agree that, subject to the other provisions of this Section 1.6:

(a) at Closing, Buyer and/or the Buyer Subsidiaries shall assume (the “Loan Assumption”) the Existing Loan other than the portion of the Existing Loan allocated to Longview and the Longview Real Property (“Longview Portion of Existing Loan”) and any other portion of the Existing Loan allocated to a Non-Purchased Parcel that Buyer and/or Buyer Subsidiaries do not purchase, provided Buyer, subject to and in accordance with any Buyer Termination Right, properly and timely exercised such Buyer Termination Right with respect to such Non-Purchased Parcel. The Existing Loan less the Longview Portion of the Existing Loan and less any other portion of the Existing Loan allocated to a Parcel that Buyer and/or Buyer Subsidiaries does not purchase, provided Buyer, subject to and in accordance with any Buyer Termination Right, properly and timely exercised such Buyer Termination Right with respect to such Non-Purchase Parcel, is hereinafter the “Applicable Portion of the Existing Loan”). Sellers represents that, as of February 28, 2011, the principal amount of the Applicable Portion of the Existing Loan to be assumed by Buyer pursuant to the Loan Assumption was Twenty-Three Million Three Hundred Thirty Thousand Five Hundred and Fifty-Eight Dollars and Zero Cents ($23,330,558) (such amount, less any pay downs of principal allocable to the Properties between February 28, 2011 and the Closing Date, being referred to herein as the “Loan Assumption Amount”). Sellers represent that, as of February 28, 2011, the Loan Assumption Amount was allocated among the Properties as set forth on Schedule 1.6.2. Sellers represent that, as of February 28, 2011, the then current balance of the Existing Loan allocable to the Longview Portion of Existing Loan was $14,716,952;

(b) the Existing Lender’s consent (the “Loan Consent”) is required before Buyer and/or the Buyer Subsidiaries will be permitted to assume the Applicable Portion of the Existing Loan pursuant to the Loan Assumption;

(c) Notwithstanding anything to the contrary contained in this Agreement, neither Sellers nor Buyer shall have any obligation to pay any prepayment breakage fee, or Loan assignment or assumption fee or penalty in connection with the Loan Assumption and/or retention/modification of the Longview Portion of the Existing Loan (collectively “Pre-payment Fees”). Other than Pre-payment Fees, Sellers shall pay all reasonable costs, fees and expenses of the Existing Lender or properly charged to the Sellers under the Loan Documents in connection with the Loan Consent and Loan Assumption, including, without limitation, fees charged by the recording office in the applicable jurisdictions for recordation of documents related to the Loan Assumption (collectively, the “Loan Assumption Related Costs”); provided, however, the parties agree that the Loan Assumption Related Costs shall not include (i) any legal fees or costs incurred by Buyer or any affiliates of Buyer (including, without limitation, the Buyer Subsidiaries (as hereinafter defined) and/or the Replacement Guarantor (as hereinafter defined)), to the extent charged by legal counsel to Buyer, Buyer Subsidiaries, or Replacement Guarantor in connection with the Loan Assumption and/or the Loan Consent, (ii) the cost of complying with the requirements of the Loan Documents with respect to the Applicable Portion of the Existing Loan (assumed by Buyer pursuant to the Loan Assumption), and (iii) costs and fees (including, without limitation, legal fees or costs) to the extent (a) relating to an extension of the term, increase of principal, or change in interest rate of the Applicable Portion of the Existing Loan, and (b) not a condition to Existing Lender’s Loan Consent.

(d) Buyer and the Sellers shall in good faith supply the information reasonably requested by the Existing Lender with respect to the Loan Consent;

(e) the Sellers, Longview and the Existing Lender shall split or otherwise allocate the Existing Loan (and amend or otherwise modify the Loan Documents) pursuant to such documents or instruments reasonably required by the Existing Lender and reasonably acceptable to Sellers and Longview, such that the Applicable Portion of the Existing Loan shall be allocated to the Sellers, on the one part (in an amount equal to the Loan Assumption Amount), and Longview, on the other part (in an amount equal to the balance as of the Closing Date of the Longview Portion of the Existing Loan);

(f) Buyer shall not be made a co-borrower with Longview, Sellers, or any other party with respect to the Applicable Portion of the Existing Loan assumed by Buyer (and, further, the Applicable Portion of the Existing Loan shall not be cross-defaulted or cross collateralized with any loan to Longview, Sellers, or any other party; provided, however, the Applicable Portion of the Existing Loan assumed by Buyer and/or Buyer Subsidiaries may be cross defaulted and cross collateralized among the Buyer and/or Buyer Subsidiaries and the Parcels purchased by such party(ies)), and any documents required to be executed by Buyer and/or Buyer Subsidiaries and/or Replacement Guarantor, as the case may require, in connection with the Loan Assumption shall be commercially reasonable and otherwise subject to Buyer’s reasonable discretion and approval;

(g) Buyer (or Buyer Subsidiaries), the Sellers and/or the Existing Lender shall enter into one or more documents or instruments evidencing the Loan Assumption (collectively, the “Loan Assumption Documents”) to be furnished by the Existing Lender or at the Existing Lender’s request, which shall provide, among other things, that (i) Buyer (or Buyer Subsidiaries) enters into the Loan Assumption, (ii) the Sellers shall be released prospectively from further liability or obligation under the Existing Loan (to the extent assumed by Buyer or Buyer Subsidiaries pursuant to the Loan Assumption), (iii) Buyer shall furnish a guarantor satisfactory to the Existing Lender and to Buyer (it being agreed that Buyer offering to Existing Lender Grubb & Ellis Healthcare REIT II, Inc. as Replacement Guarantor shall satisfy this item) (the “Replacement Guarantor”) in replacement of the Existing Guarantor with respect to the obligations of the Existing Guarantor under the Loan Guaranties and Indemnities under the Existing Loan (to the extent assumed by Buyer or Buyer Subsidiaries pursuant to the Loan Assumption), and (iv) the Existing Guarantor shall be released prospectively from all liability and obligation under the Loan Guaranties and Indemnities under the Existing Loan (to the extent assumed by Buyer or Buyer Subsidiaries pursuant to the Loan Assumption); and

(h) pursuant to Sections 5.4 and 5.5, it shall be a condition to Buyer’s and/or the Sellers’, as applicable, obligations to Closing that the Existing Lender furnishes the Loan Consent and that Buyer and/or the Sellers, as applicable, comply with the provisions of this Section 1.6 in connection with the Loan Consent.

1.6.3 Subject to the terms of this Section 1.6 and any Buyer Termination Rights (which if properly and timely exercised by Buyer would negate Buyer’s need to comply with this Section 1.6 as it relates to the Non-Purchased Parcel(s) solely), Buyer agrees, from and after the Effective Date, to (a) use its good faith commercially reasonable efforts to cooperate with the Sellers to obtain the Loan Consent, (b) use its good faith efforts to furnish a Replacement Guarantor acceptable to the Existing Lender and Buyer by the Closing Date (it being agreed and understood by Sellers and Buyer that Buyer will offer to Existing Lender Grubb & Ellis Healthcare REIT II, Inc. as Replacement Guarantor), (c) promptly respond to any reasonable request from the Existing Lender for information regarding Buyer and/or the Replacement Guarantor, (d) promptly respond to the Existing Lender, and provide comments to (and negotiate in good faith) any drafts of the Loan Assumption Documents, and (e) satisfy the Existing Lender’s reasonable requirements for the Loan Assumption that are required to be satisfied by Buyer and/or the Replacement Guarantor in accordance with this Agreement, including, without limitation, the requirement (i) that each Parcel shall be ground leased to, and owned by, a separate subsidiary of Grubb & Ellis Healthcare REIT II, Inc. satisfactory (in each case) to Existing Lender with governing documents satisfactory to Existing Lender (each, a “Buyer Subsidiary”, and collectively, the “Buyer Subsidiaries”), (ii) that Buyer, the Replacement Guarantor and the Buyer Subsidiaries comply with the reasonable requirements of the Existing Lender, (iii) for opinions from counsel to Buyer and/or the Replacement Guarantor that are customary for transactions of this nature, (iv) with respect to title insurance, as applicable, new policies, bring down endorsements and other customary title endorsements as may be requested by the Existing Lender (provided, however, the costs thereof shall be paid in accordance with Section 5.8.1), (v) that Buyer obtain property and casualty insurance policies as and to the extent required by the Loan Documents (as assumed pursuant to the Loan Assumption Documents) to replace the insurance policies of the Sellers on the Closing Date with respect to the Property so that the Sellers may, at its sole option, terminate their policies effective as of the Closing Date, (vi) to engage one or more manager(s) for the Real Property as and to the extent required by the Loan Documents (as assumed pursuant to the Loan Assumption Documents), and (vii) to establish all required accounts, escrows and reserves, as required by the Loan Documents (as assumed pursuant to the Loan Assumption Documents).

1.6.4 Subject to the terms of this Section 1.6, the Sellers agree, from and after the Effective Date, to (a) use their good faith commercially reasonable efforts to cooperate with Buyer to obtain the Loan Consent, (b) promptly respond to any request from the Existing Lender for information regarding the Sellers, Longview, the Existing Guarantor, and/or the Property, (c) promptly respond to the Existing Lender, and provide comments to (and negotiate in good faith) any drafts of the Loan Assumption Documents, and (d) satisfy the Existing Lender’s reasonable requirements for the Loan Assumption that are required to be satisfied by the Sellers, Longview and/or the Existing Guarantor, including with respect to title insurance, as applicable, new title policies, any bring down endorsements and other customary title endorsements as may be requested by the Existing Lender (provided, however, the costs thereof shall be paid in accordance with Section 5.8.1).

1.6.5 At Closing, Sellers shall transfer to Buyer their interest in the Replacement Reserves (as defined in the Loan Agreement) allocable to the Property, which Sellers represent, as of February 28, 2011 was as described in Schedule 1.6.5 hereto, and Buyer shall at Closing reimburse Sellers the aggregate amount of such Replacement Reserves.

1.7 Exercise of Rights of First Refusal. Sellers shall use commercially reasonable efforts to obtain the Hospital Waivers (as hereinafter defined) and the Hospital Consents (as hereinafter defined). In the event any Ground Lessor elects to exercise a right of first refusal to purchase or acquire interests in any portion of the Property, Sellers shall promptly notify Buyer of such election and provide copies of any correspondence evidencing such election. In the event two (2) or more Ground Lessors elect to exercise such rights under the applicable Ground Leases, Buyer, in its sole discretion, may terminate this Agreement by delivering written notice thereof to Sellers not later than the earlier of (i) the Closing Date, and (ii) ten (10) Business Days following Buyer’s receipt of written notice from Sellers that two (2) or more Ground Lessors have made such election (or, if subsequent to such notice, additional Ground Lessor(s) make such election, not later than the earlier of (i) the Closing Date, and (ii) ten (10) Business Days following receipt of written notice from Sellers that such additional elections have been made). In the event of such termination of this Agreement, the Deposit (and any interest accrued thereon) shall be disbursed in accordance with Section 5.2 and upon such disbursement neither party shall have any continuing obligations hereunder, other than the provisions of this Agreement that are expressly stated to survive the termination hereof. In the event only one (1) Ground Lessor elects to exercise such rights, or in the event two (2) or more Ground Lessors exercise such rights and Buyer does not timely terminate this Agreement as provided in this Section 1.7, Buyer and the Sellers shall proceed to Closing in accordance with this Agreement; provided, however, that, at Closing, the Sellers shall not convey, to Buyer, and Buyer shall not purchase from Sellers, the portion of the Property to be acquired by the electing Ground Lessor(s), and the Purchase Price (and the Loan Assumption Amount) shall be reduced by the allocated portion attributable to the portion of the Property to be acquired by the electing Ground Lessor(s).

ARTICLE 2
TITLE AND SURVEY

2.1 Title and Survey. Buyer may, at its option (i) obtain preliminary title reports or commitments (collectively, the “Preliminary Reports”) from Escrow Agent (referred to herein in such capacity as the “Title Company”), together with legible copies of all recorded encumbrances and exceptions to title, with respect to the Real Property, (ii) conduct UCC searches covering the Sellers and the Property (collectively, the “UCC Searches”), and (iii) order surveys of the Real Property by a licensed surveyor or registered professional engineer (collectively, the “Surveys”). Upon receipt thereof by Buyer, Buyer shall promptly deliver a copy of the Preliminary Reports, the UCC Searches and the Surveys to the Sellers. If Buyer elects not to obtain, conduct or order any Preliminary Report, UCC Search, or Survey or if Buyer fails to deliver any Preliminary Report, UCC Search, or Survey to the Sellers by 5:00 p.m. (California time) on the date (the “Title Deadline”) which is ten (10) days prior to the expiration of the Due Diligence Period (as hereinafter defined), Buyer shall be deemed to have accepted all matters and conditions of record as of the Title Deadline and/or that would have been set forth in such undelivered Preliminary Report, UCC Search, or Survey as matters or conditions encumbering or affecting the applicable Seller or portion of the Property as if such undelivered Preliminary Report, UCC Search, or Survey been ordered by Buyer and received by the Sellers by the Title Deadline (the “Deemed Accepted Matters”), and Buyer shall have no right to object to any Deemed Accepted Matter as unacceptable matters or conditions encumbering or affecting such Seller or portion of the Property, condition the Closing on the removal or cure of any Deemed Accepted Matters, or receive a reduction of the Purchase Price on account of any Deemed Accepted Matter. Notwithstanding anything herein to the contrary, the costs of the Preliminary Reports and UCC Searches shall be allocated between Buyer and Sellers in accordance with Section 5.8.1 below.

2.2 Required Title Condition. Title to the Real Property shall be conveyed to Buyer subject only to the following matters: (i) current, non-delinquent real estate taxes and assessments (the “Current Taxes”), (ii) the matters set forth in the Preliminary Reports, UCC Searches and Surveys, to the extent accepted (or deemed accepted) by Buyer as Permitted Exceptions in this Article 2, (iii) the lien of the Loan Documents (to the extent assumed by Buyer and excluding the lien on the Longview Real Property) (the “Existing Lender’s Liens”), (iv) any other title matters approved in writing by Buyer in Buyer’s sole and absolute discretion, (v) the Deemed Accepted Matters, and (vi) matters or conditions encumbering or affecting the Real Property created or caused by the actions of Buyer, its employees, contractors and/or agents (the “Buyer Created Liens”) (the matters set forth in clauses (i) to (vi) are referred to herein, collectively, as the “Required Title Condition”). Notwithstanding anything contained in this Article 2 to the contrary, including without limitation any acceptance or deemed acceptance by the Buyer, the Sellers shall be obligated, at their sole cost and expense, to satisfy at or prior to Closing (i) all monetary encumbrances arising from the direct and voluntary acts of Sellers and affecting the Property (other than the Existing Lender’s Lien), which, for purposes of clarification, shall include without limitation encumbrances resulting from Contracts, judgment liens against Sellers, and any income tax liens against Sellers, (ii) all monetary encumbrances arising from omissions of Sellers (to the extent such omissions relate directly to monetary encumbrances arising from the direct and voluntary acts of Sellers, as opposed to the direct and voluntary acts or omissions of Tenants, sub-tenants or other third parties), and (iii) real property taxes that are due and owing as of the Closing Date (collectively, “Seller Monetary Encumbrances”), whether evidenced by deeds of trust, tax liens, judgments, mechanics’ liens, or other liens or charges in a fixed sum, and, with respect to the portion of the Real Property sold, conveyed, assigned, or otherwise transferred, by Sellers, the Sellers authorize the use of the applicable allocated portion of the Purchase Price (as set forth in Schedule 1.3) for such portion of the Real Property to pay and discharge the same (to the extent encumbering such portion of the Real Property) at Closing. For purposes of clarification, Sellers shall not be obligated to satisfy at or prior to Closing any liens, claims, encumbrances, or other matters affecting title to the Property (other than the Seller Monetary Encumbrances) including, without limitation, any monetary encumbrances that do not constitute Seller Monetary Encumbrances (collectively, “Third Party Monetary Encumbrances”), other than as expressly set forth in Section 2.6 below or as otherwise expressly agreed to in writing by any Seller pursuant to this Article 2.

2.3 Buyer’s Title and Survey Review and Objections. If the Preliminary Reports, UCC Searches, or Surveys disclose exceptions to title or survey matters (other than the Current Taxes, the Deemed Accepted Matters, the Existing Lender’s Liens, Third Party Monetary Encumbrances and the Buyer Created Liens), which are not acceptable to Buyer in Buyer’s sole discretion (any such exception being referred to herein as an “Unpermitted Exception”), then Buyer shall have the right to give the Sellers notice of such Unpermitted Exceptions on or before the expiration of the Title Deadline setting forth the applicable Unpermitted Exceptions (collectively, the “Title Objection Notice”). Any such exceptions shown on the Preliminary Reports, UCC Searches, and/or Surveys and not, in each case, expressly set forth in a timely delivered Title Objection Notice shall be deemed accepted by Buyer and shall be a “Permitted Exception”, other than Seller Monetary Encumbrances and Third Party Monetary Encumbrances. The applicable Seller shall have until the date (the “Seller Section 2.3 Notice Date”) which is seven (7) Business Days following the receipt of any such notice in which to give Buyer notice that (a) such Seller will either cause the Unpermitted Exception(s) referenced in a timely delivered Title Objection Notice to be, at Sellers’ sole cost, (i) as applicable, deleted as an exception(s) from the applicable Preliminary Report, removed as UCC Liens (as hereinafter defined), and removed from the applicable Survey, (ii) insured over by the Title Company in a manner reasonably acceptable to Buyer, or (iii) otherwise cured in a manner reasonably requested by Buyer, or (b) such Seller will not cause such Unpermitted Exception(s) to be, at Sellers’ sole cost, (i) as applicable, deleted as an exception(s) from the applicable Preliminary Report, removed as UCC Liens (as hereinafter defined), and removed from the applicable Survey, (ii) insured over by the Title Company in a manner reasonably acceptable to Buyer, or (iii) otherwise cured in a manner reasonably requested by Buyer (provided, that the Sellers shall be required to cause Seller Monetary Encumbrances to be deleted as an exception(s) from the Preliminary Reports, removed as UCC Liens, and removed from the applicable Survey as provided in Section 2.2; and in the event any Seller fails to deliver such notice within such seven (7) Business Day period, such Seller shall be deemed to have elected under clause (b)). If (i) Sellers give notice under clause (a) above with respect to any Unpermitted Exception, then Sellers shall cause such Unpermitted Exception, at Sellers’ sole cost, to either be (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as a UCC Lien, and removed from the applicable Survey (and cause the applicable surveyor to reissue and recertify the applicable Survey), (y) insured over by the Title Company in a manner reasonably acceptable to Buyer, or (z) otherwise cured in a manner reasonably requested by Buyer, and (ii) if a Seller gives notice that it will not cause any of the Unpermitted Exception(s) referenced in such notice to be, at Sellers’ sole cost, (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as a UCC Lien, and removed from the applicable Survey (and cause the applicable surveyor to reissue and recertify the applicable Survey), (y) insured over by the Title Company in a manner reasonably acceptable by Buyer, or (z) otherwise cured in a manner reasonably requested by Buyer (or any Seller does not give any notice as to any such Unpermitted Exception under either clauses (a) or (b) above), then Buyer will thereafter have the right to elect by written notice (“Buyer 2.3 Notice”) to Seller given within five (5) Business Days after the Seller Section 2.3 Notice Date, in its sole discretion, to either (x) terminate this Agreement with respect to any Parcel that remains encumbered by an Unpermitted Exception, in which case, subject to the provisions of Sections 3.6, the Applicable Portion of the Deposit (and any interest accrued thereon) shall immediately be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder with respect to such Parcel, other than the provisions of this Agreement that are expressly stated to survive the termination hereof, or (y) waive (it being agreed that Buyer’s failure to timely give a Buyer 2.3 Notice shall be deemed a waiver of such undeleted, unremoved and/or uncured Permitted Exceptions, whereupon same shall be deemed Permitted Exceptions except as otherwise provided herein) the right to terminate this Agreement with respect to such Parcel on account of such undeleted, unremoved, and/or uncured Unpermitted Exception(s) and proceed to Closing without abatement of the Purchase Price (in which event, for purposes hereof, any such waived Unpermitted Exceptions previously objected to by Buyer shall become Permitted Exceptions hereunder, other than Seller Monetary Encumbrances and Third Party Monetary Encumbrances). Buyer’s failure to timely give the Buyer 2.3 Notice shall be a deemed election of clause (y). “Applicable Portion of the Deposit” shall mean the product of multiplying the amount of the Deposit by a fraction, the numerator of which is the allocated amount of the Purchase Price for the applicable parcel (as shown on Schedule 1.3) and the denominator of which is the Purchase Price.

2.4 Updates of Preliminary Reports and Surveys. If any update (each, an “Update”) of the Preliminary Reports, UCC Searches, or the Surveys obtained by Buyer after the end of the Due Diligence Period and prior to the Closing Date discloses new exceptions, matters, liens, encumbrances, or conditions (other than the Current Taxes, the Existing Lender’s Liens, the Deemed Accepted Matters, the Third Party Monetary Encumbrances, the Permitted Exceptions under Section 2.3 and the Buyer Created Liens) (the “New Exceptions”), which are not acceptable to Buyer in Buyer’s sole discretion, then Buyer shall give Sellers notice thereof within the earlier of (i) five (5) business days after receipt of the Update or (ii) the Closing Date (the “Update Notice”). In the event Buyer fails to timely give Sellers an Update Notice, all New Exceptions on such Update shall be deemed Permitted Exceptions, other than Seller Monetary Encumbrances and Third Party Monetary Encumbrances. Provided Buyer timely gives Sellers an Update Notice, Sellers shall have the earlier of (x) five (5) Business Days following the receipt of any such notice or (y) the Closing Date in which to give Buyer notice (the “Outside Seller 2.4 Notice Date”) that Sellers will either (a) cause such New Exception(s) referenced in a timely delivered Update Notice to be cured in a manner reasonably requested by Buyer at Sellers’ sole cost, or (b) Sellers will not cause such New Exception(s) to be cured in a manner reasonably requested by Buyer (provided, that the Sellers shall be required, at Sellers’ sole cost, to cause Seller Monetary Encumbrances to be deleted as an exception(s) from the updated Preliminary Reports, removed as UCC Liens, and removed from the applicable Survey as provided in Section 2.2; and in the event Sellers fail to deliver such notice prior to the earlier of (m) such five (5) Business Day period, or (n) the Closing Date, Sellers shall be deemed to have elected under clause (b)). If (i) Sellers give notice that they will cause any of the New Exception(s) referenced in Buyer’s notice to be cured, then Sellers shall have such New Exception(s) cured in a manner reasonably requested by Buyer at Sellers’ sole cost, and (ii) if Sellers give notice that Sellers will not cause all of the New Exception(s) referenced in such Update Notice to be cured in a manner reasonably requested by Buyer at Sellers’ sole cost (or Sellers do not give any notice as to any such New Exception under either clauses (a) or (b) above), then Buyer will thereafter have the right to elect by a written notice given to Sellers by Buyer within five (5) Business Days after the Outside Seller 2.4 Notice Date (a “Buyer 2.4 Notice”), in its sole discretion, to either (x) terminate this Agreement with respect to any Parcel that remains encumbered by a New Exception, in which case, the Applicable Portion of the Deposit (and any interest accrued thereon) shall be disbursed in accordance with Section 5.2 hereof and upon such disbursement neither party shall thereafter have any continuing obligations hereunder with respect to such Parcel, other than the provisions of this Agreement that are expressly stated to survive the termination hereof, or (y) waive (it being agreed that Buyer’s failure to timely give a Buyer 2.4 Notice shall be deemed a waiver of such applicable New Exception(s), whereupon same shall become Permitted Exceptions, other than Seller Monetary Encumbrances and Third Party Monetary Encumbrances) the right to terminate this Agreement with respect to such Parcel on account of such undeleted, unremoved, and/or uncured New Exception(s) and proceed to Closing without abatement of the Purchase Price (in which event, for purposes hereof, any such waived New Exception(s) previously objected to by Buyer shall become Permitted Exceptions hereunder, other than Seller Monetary Encumbrances and Third Party Monetary Encumbrances). Buyer’s failure to timely give a Buyer 2.4 Notice shall be deemed an election of clause (y).

2.5 UCC Searches. Notwithstanding anything to the contrary set forth in this Agreement, including, without limitation, Sections 2.3 and 2.4, the Sellers shall have no obligation to remove any UCC Liens that are disclosed in the UCC Searches to the extent such UCC Liens relate to the Applicable Portion of the Existing Loans and/or to the extent such UCC Liens do not encumber the Sellers’ right, title and interest in, to and under the Property. For purposes of this Agreement, “UCC Liens” shall mean a lien against or encumbering a Seller or the portion of the right, title and interest of such Seller to the Property under the Uniform Commercial Code of the jurisdiction where such Property is located, and disclosed in an applicable UCC Search.

2.6 Third Party Monetary Encumbrances. If the Preliminary Reports or any Updates disclose any Third Party Monetary Encumbrances, then, in addition to any notices permitted or required to be given by Buyer under Sections 2.3 and/or 2.4, Buyer shall (i) with respect to the initial Preliminary Reports issued by the Title Company, provide Sellers with written notice thereof (as part of the Title Objection Notice, or otherwise) prior to the Title Deadline, and (ii) with respect to any Updates, prior to the earlier of (x) five (5) Business Days after receipt of such Update, or (y) the Closing Date (in the case of either (i) or (ii) immediately above, a “Third Party Monetary Encumbrance Notice”). Sellers shall, prior to the date (the “Outside TPME Date”) which is the earlier to occur of (i) five (5) Business Days after receipt of a Third Party Monetary Encumbrance Notice, and (ii) the Closing Date, send Buyer written notice that Sellers will either (i) cause such Third Party Monetary Encumbrance(s) to be, at Sellers’ sole cost, (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as UCC Liens, and removed from the applicable Survey, (y) insured over in a manner reasonably acceptable to Buyer, or (z) otherwise removed in a manner reasonably acceptable to Buyer (in all of which cases Sellers shall retain rights against any third parties with respect to such Third Party Monetary Encumbrance (excluding any rights related to the termination of the underlying leasehold interests) and Buyer shall reasonably cooperate with Sellers to exercise such rights at no cost or liability to Buyer) (provided that, in the event the Third Party Monetary Encumbrance is identified in an Update, Sellers’ response under the above (i) shall indicate whether Sellers will cure the Third Party Monetary Encumbrance in a manner reasonably acceptable to Buyer, at Sellers’ sole cost), or (ii) refuse to cause such Third Party Monetary Encumbrance(s) to be (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as UCC Liens, and removed from the applicable Survey, (y) insured over in a manner reasonably acceptable to Buyer, or (z) otherwise removed in a manner reasonably acceptable to Buyer (or, in the event the Third Party Monetary Encumbrance is identified in an Update, refuse to cause such Third Party Monetary Encumbrance to be removed in a manner reasonably acceptable to Buyer) (and in the event Sellers fail to deliver such notice prior to the earlier of (a) such five (5) Business Day period, or (b) the Closing Date, Sellers shall be deemed to have elected under clause (ii) above). If (i) Sellers give notice that they will cause all of the Third Party Monetary Encumbrance(s) referenced in such Third Party Monetary Encumbrance Notice to be cured, then Sellers shall cause such Third Party Monetary Encumbrance to be, at Sellers’ sole cost, (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as UCC Liens, and removed from the applicable Survey, (y) insured over in a manner reasonably acceptable to Buyer, or (z) otherwise removed in a manner reasonably acceptable to Buyer (in all of which cases Sellers shall retain rights against any third parties with respect to such Third Party Monetary Encumbrance (excluding any rights related to the termination of the underlying leasehold interests) and Buyer shall reasonably cooperate with Sellers to exercise such rights at no cost or liability to Buyer) (or, in the event the Third Party Monetary Encumbrance is identified in an Update, removed in a manner reasonably acceptable to Buyer at Sellers’ sole cost), and (ii) if Sellers give notice that it will not cause any of the Third Party Monetary Encumbrance(s) referenced in such Third Party Monetary Encumbrance Notice to be, at Sellers’ sole cost, (x) as applicable, deleted as an exception from the applicable Preliminary Report, removed as UCC Liens, and removed from the applicable Survey, (y) insured over in a manner reasonably acceptable to Buyer, or (z) otherwise removed in a manner reasonably acceptable to Buyer (or, in the event the Third Party Monetary Encumbrance is identified in an Update, removed in a manner reasonably acceptable to Buyer) (or Sellers do not give any notice as to any such Third Party Monetary Encumbrance(s) under either clauses (i) or (ii) above), then Buyer will thereafter have the right to elect by a written notice to be given by Buyer to Sellers within five (5) Business Days after the Outside TPME Date (the “Buyer TPME Notice”), in its sole discretion, to either (A) terminate this Agreement with respect to any Parcel encumbered by a Third Party Monetary Encumbrance, in which case, the Applicable Portion of the Deposit (and interest accrued thereon) shall be returned to Buyer in accordance with Section 3.6 in the event Buyer has not delivered the Approval Notice to Sellers and Escrow Agent or disbursed in accordance with Section 5.2 hereof in the event Buyer has delivered the Approval Notice to Sellers and Escrow Agent, and upon disbursement neither party shall have any continuing obligations hereunder with respect to such Parcel, other than the provisions of this Agreement that are expressly stated to survive the termination hereof, or (B) waive (it being agreed that Buyer’s failure to give a timely Buyer TPME Notice shall be deemed a waiver of such applicable Third Party Monetary Encumbrance(s) whereupon such Third Party Monetary Encumbrance(s) shall be deemed Permitted Exception(s)) the right to terminate this Agreement with respect to such Parcel encumbered by a Third Party Monetary Encumbrance and proceed to Closing without abatement of the Purchase Price (in which event, for purposes hereof, any such waived (or deemed waived) Third Party Monetary Encumbrance(s) previously objected to by Buyer shall be deemed Permitted Exceptions hereunder). Notwithstanding anything else in this Section 2.6 to the contrary, in the event the amount of the Third Party Monetary Encumbrance(s) total $10,000 or less in the aggregate, then Buyer shall have no right to terminate this Agreement with respect to any Parcel regardless of whether Sellers choose to cure or not cure; provided, however, that Buyer shall receive a credit against the purchase price at Closing (not to exceed $10,000 in the aggregate) in the actual amount of such Third Party Monetary Encumbrance(s) to pay and discharge the same (to the extent such Third Party Monetary Encumbrances continue to encumber any portion of the Property at Closing). Buyer’s failure to timely give a Buyer TPME Notice shall be deemed an election of clause (B).

ARTICLE 3
INSPECTION AND DUE DILIGENCE PERIOD

3.1 Access. From and after the Effective Date through the Closing, Buyer, personally or through its authorized agent or representatives, shall be entitled, upon reasonable advance notice to the applicable Seller, to enter upon the Property leased or owned by such Seller during normal business hours and shall have the right to make such investigations, including appraisals, tenant interviews, interviews of government officials, engineering studies, soil tests, environmental studies and underwriting analyses, as Buyer deems necessary or advisable, provided, that (x) each such entry shall be subject to the rights of the Tenants under the Tenant Leases, provided, that Buyer shall not unreasonably interfere with the use or occupancy of the Property by the Tenants (and their respective subtenants, invitees, and licensees) under the Tenant Leases, and (y) Sellers (or its representative) shall, unless it elects otherwise (on a case by case basis), accompany Buyer on each such property visit. Buyer shall have the right to conduct a Phase I environmental site assessment, and, if necessary, but subject to the terms of the applicable Ground Lease and Tenant Lease and the consent of the applicable Seller which consent shall not be unreasonably withheld or delayed, a Phase II environmental site assessment (including soils borings, soil sampling and, if relevant, ground water testing, and invasive sampling of building materials) with respect to the Property. Buyer hereby agrees to indemnify and hold the applicable Seller (and the applicable Seller’s agents, advisors, partners, members, owners, officers and directors, as the case may be and the applicable Hospital and Tenant) harmless from any physical damages and personal injury arising out of and directly caused by inspections and investigations by Buyer or its agents or independent contractors, but in no event shall the indemnity of this Section 3.1 include the discovery of pre-existing conditions disclosed by Buyer’s investigations. Notwithstanding any other provision in this Agreement to the contrary, this indemnification shall survive the termination of or Closing under this Agreement.

3.2 Due Diligence Period. Buyer shall have from the Effective Date until 5:00 p.m. (California time) on the date that is forty five (45) days after the Effective Date (such period being the “Due Diligence Period”) subject to, and in accordance with Section 3.1, to physically inspect the Property, review the economic data, conduct appraisals, perform examinations of the physical condition of the Improvements, examine the Property for the presence of Hazardous Materials (as defined below), and to otherwise (subject to terms of applicable Ground Leases and Tenant Leases) conduct such due diligence review of the Property and all of the items to be furnished by Seller to Buyer pursuant to Section 3.3, and all records and other materials related thereto as Buyer deems appropriate, subject to the provisions of Section 9.22.

3.3 Items to be Provided by Seller. To the extent not previously provided by Sellers to Buyer or Buyer’s counsel and to the extent within Sellers’ possession, no later than three (3) Business Days after the Effective Date, the Sellers shall deliver to Buyer accurate and materially complete copies of all of the information set forth on Exhibit “B” for each Parcel (collectively, the “Property Information”); provided, however, if this Agreement is terminated in accordance with the terms hereof, Buyer shall, at the Sellers’ option, either (a) return all Property Information and other documents delivered or made available to Buyer by (or on behalf of) the Sellers, or (b) demonstrate to the Sellers’ reasonable satisfaction that all Property Information and other documents delivered or made available to Buyer by (or on behalf of) the Sellers have been destroyed.

3.4 Contracts. Buyer shall not be required to assume any Contract at Closing. As of the Closing Date, each Seller, at such Seller’s expense, shall terminate all Contracts, except those Contracts that Buyer elects to accept, in Buyer’s sole discretion, by providing to Sellers written notification prior to the expiration of the Due Diligence Period of those Contracts Buyer elects to assume. For the avoidance of doubt, Buyer’s failure to provide the written notice described above shall be deemed an election not to assume any Contract.

3.5 Buyer’s Possible Early Termination. At any time prior to or on the expiration of the Due Diligence Period, Buyer shall have the right to approve or disapprove in Buyer’s sole and absolute discretion, the Property, the Property Information, or any other matter whatsoever regarding the Property, by providing written notice to Seller disapproving the Property for purposes of this Article 3 (“Disapproval Notice”). Unless Buyer provides Seller and Escrow Agent with a written notice of its approval of the Property (“Approval Notice”) prior to or on the expiration of the Due Diligence Period, this Agreement shall automatically terminate at 5:00 p.m. (California time) on the last day of the Due Diligence Period and the provisions of Sections 3.6 shall apply. Notwithstanding anything herein to the contrary, an Approval Notice shall not be deemed to be a waiver by Buyer of any other rights of termination it may have as set forth herein.

3.6 Consequences of Buyer’s Early Termination. Unless Buyer provides an Approval Notice to Seller pursuant to Section 3.5, this Agreement shall immediately terminate upon the expiration of the Due Diligence Period. If Buyer timely provides a Disapproval Notice to Seller pursuant to Section 3.5, this Agreement shall immediately terminate upon the giving of such notice. In the event of either such termination, the Deposit (and any interest accrued thereon) shall immediately be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder, other than the provisions of this Agreement that are expressly stated to survive the termination hereof.

ARTICLE 4
REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Seller’s Representations. Each Seller represents and warrants severally to Buyer as to itself and the portion of the Property owned, leased or otherwise held by such Seller (and not to the other Sellers or the other portions of the Property, it being agreed that with respect to the provisions of this Section 4.1, the representations and warranties of the Sellers are several and not joint):

4.1.1 Carlsbad Seller, Hobbs Seller and Hope Seller are each a limited liability company validly formed in the State of Delaware. Alice Seller, Lake Charles Seller, Lufkin Seller, Wharton Seller and Victoria Seller are each a limited partnership validly formed in the State of Delaware. Each Seller has full power and authority to enter into this Agreement, to perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and all documents contemplated hereby by such Seller has been duly and validly authorized by all necessary action on the part of such Seller and all required consents and approvals (other than the Lender Consent) have been duly obtained and will not result in a breach of any of the terms or provisions of, or constitute a default under any indenture, agreement or instrument to which such Seller is a party. This Agreement is a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting the rights of creditors generally.

4.1.2 Each Seller has a valid leasehold interest in and to its respective Parcel, subject to the applicable Tenant Lease, applicable Ground Lease, matters of record, and in the case of the Hobbs Seller, the Hobbs Superior Leases. Except, and to the extent, as expressly provided in the applicable Ground Lease, there are no outstanding rights of first refusal, rights of reverter or options to purchase relating to the Property or any interest therein. To Sellers’ knowledge, there are no unrecorded or undisclosed documents or other matters (other than those that would appear on a survey) which affect title to the Property, except (i) the Ground Leases, (ii) Master Lease, (iii) in the case of the Hobbs Parcel, the Hobbs Superior Leases, (iv) in the case of the Lufkin Parcel, that certain Letter Agreement among Lufkin Seller, Lufkin Hospital, and Existing Lender, dated as of December 29, 2006 (regarding a portion of the Lufkin Parcel that is to be released to Lufkin Hospital) (the “Lufkin Side Letter Agreement”), (v) with respect to the Wharton Parcel, that certain Easement for Ingress and Egress, between Predecessor Wharton Hospital and Wharton Seller, and (vi) those items set forth on the attached Schedule 4.1.2. Since becoming party to the applicable Ground Lease, each Seller has enjoyed the continuous and uninterrupted quiet possession, use and operation of its applicable Parcel, without material complaint or objection by any person.

4.1.3 Such Seller is not a “foreign person” within the meaning of Section 1445(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

4.1.4 Neither such Seller nor any affiliate of such Seller, and no partner, member, shareholder or other equity owner of such Seller, and no employee, officer, director, representative or agent of such Seller is a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.1.5 No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by such Seller of this Agreement or the performance of its obligations hereunder.

4.1.6 To Sellers’ knowledge, there are no actions, suits or proceedings pending, or threatened against (i) any portion of the Property, or (ii) affecting any Seller, which if determined adversely, may affect its ability to perform its obligations hereunder.

4.1.7 Such Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by such Seller’s creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of such Seller’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of such Seller’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.1.8 Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the articles of incorporation and by-laws or other organization certificate and/or partnership or operating agreement of such Seller, or (b) any law or any order, writ, injunction or decree of any court or governmental authority, or (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

4.1.9 Such Seller has not entered into any material commitments or agreements with any governmental authorities or agencies affecting the Property except as provided in the Property Information.

4.1.10 There is no pending condemnation proceeding relating to the Property. Such Seller has not received any written notice from any governmental agency or official to the effect that any condemnation proceeding is threatened or contemplated, and, to Seller’s Knowledge, there is no such threatened or contemplated proceeding relating to the Property.

4.1.11 Such Seller has delivered or made available to Buyer a complete copy of the Tenant Leases, and there have been no modifications to the Tenant Leases other than as set forth in Schedule 1.1.3 hereto. Each of such Tenant Leases is in full force and effect. Such Seller is “landlord” or “lessor” under the Tenant Leases related to its Parcel and is entitled to assign to Buyer, without the consent of any party (other than Existing Lender under the Existing Loan), the Tenant Leases related to its Parcel. Such Seller is not, nor, to such Seller’s Knowledge, is any Tenant (except as set forth on Schedule 4.1.11 hereto), in default under its respective Tenant Lease. To Sellers’ Knowledge, there exists no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default by any Seller or any Tenant under any of the Tenant Leases. To Sellers’ Knowledge, no Tenant has asserted any claim of offset or other defense in respect of such Tenant’s or such Seller’s obligations under its respective Tenant Lease. There are no pending or incomplete tenant improvements or unpaid tenant improvement costs or rent concessions or leasing commissions with respect to any applicable Tenant Lease. To Sellers’ Knowledge, no Tenant has (i) filed for bankruptcy or taken any similar debtor-protection measure, (ii) defaulted under its Tenant Lease (except as set forth on Schedule 4.1.11 hereto), (iii) discontinued operations at the portion of the Property owned or leased by such Seller, or (iv) given notice to such Seller (or, to such Seller’s Knowledge, any other party) of its intention to do any of the foregoing.

4.1.12 Such Seller has delivered or made available to Buyer a complete copy of the Ground Leases to which such Seller is party or subject. Each Parcel is ground leased pursuant to the Ground Lease by the applicable hospital to the respective Seller as set forth in the Recitals to this Agreement, and there have been no modifications of the Ground Leases other than as described in the Recitals to this Agreement. Such Ground Lease is in full force and effect. Such Seller is “tenant” or “lessee” under the Ground Lease related to its Parcel and is entitled to assign to Buyer, without the consent of any party (other than the Ground Lessor of such Ground Lease, and the Existing Lender under the Existing Loan), the Ground Lease related to its Parcel. Neither such Seller, nor to such Seller’s Knowledge, the applicable Ground Lessor, is in default under such Ground Lease. To Sellers’ Knowledge, there exists no condition or circumstance or written notice of any condition or circumstance which, with the passage of time, would constitute a default by any Seller or any Ground Lessor under such Ground Leases. There are no pending or incomplete tenant improvements or unpaid tenant improvement costs or rent concessions or leasing commissions with respect to such Ground Lease. To such Seller’s Knowledge, the applicable Ground Lessor has not (i) filed for bankruptcy or taken any similar debtor-protection measure, or (ii) defaulted under its Ground Lease. The applicable Ground Lessor has not given notice of its intention to do either (i) or (ii) of the foregoing sentence.

4.1.13 Such Seller has delivered or made available to Buyer true and complete copies of all Contracts that are in effect as of the Effective Date (and, as of Closing, all Contracts that Buyer is assuming pursuant to the terms of this Agreement). To Sellers’ knowledge, there are no defaults by Sellers and by any other party to such Contract under any such Contract that has not been (or will not by Closing be) cured.

4.1.14 Such Seller has not received any written notice from, and to such Seller’s Knowledge, there are no grounds for, any association, declarant or easement holder requiring the correction of any condition with respect to the portion of the Property owned or leased by such Seller, or any part thereof, by reason of a violation of any other restrictions or covenants recorded against such portion of the Property.

4.1.15 To such Seller’s Knowledge, except as disclosed in the Property Information, there are no material defects in the structural elements of the improvements. Such Seller has not received any written notice from, and to such Seller’s Knowledge there are no grounds for, any governmental agency requiring the correction of any condition with respect to the portion of the Property owned or leased by such Seller or any part thereof, by reason of a violation of any applicable federal, state, county or municipal law, code, rule or regulation (including those respecting the Americans With Disabilities Act), which has not been cured or waived.

4.1.16 Such Seller has not received any written notice from any governmental authority of its intention to revoke any certificate of occupancy, license, or permit issued in connection with the portion of the Property owned or leased by such Seller.

4.1.17 Except as disclosed in the Property Information applicable to the portion of the Property owned or leased by such Seller, and solely with respect to the applicable Parcel, to such Seller’s Knowledge, there are no Hazardous Materials stored on, incorporated into, located on, present in or used on the Property in violation of, and requiring remediation under, any laws, ordinances, statutes, codes, rules or regulations. For purposes of this Agreement, the term “Hazardous Materials” shall mean any substance which is or contains: (i) any “hazardous substance” as now or hereafter defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”) or any regulations promulgated under CERCLA; (ii) any “hazardous waste” as now or hereafter defined in the Recourse Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.) (“RCRA”) or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et. seq.); (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas: and (viii) any additional substances or materials which are now or hereafter classified or considered to be hazardous or toxic under any laws, ordinances, statutes, codes, rules, regulations, agreements, judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the state, the county, the city or any other political subdivision in which the Property is located and any other political subdivision, agency or instrumentality exercising jurisdiction over the owner of the Property, the Property or the use of the Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste into the environment (including, without limitation, ambient air, surface water, ground water or land or soil). Such Seller has not received written notice that the portion of the Property owned or leased by such Seller or any portion thereof contains any form of toxic mold. No treatment has been undertaken by such Seller with respect to termite or similar infestation, fungi, or dry rot on the portion of the Property owned or leased by such Seller other than normal periodic service, and to the best of such Seller’s knowledge, there is no damage to any portion of the Property owned or leased by such Seller or any portion thereof from termite or similar infestation, fungi or dry rot.

4.1.18 To Sellers’ knowledge, there are no claims pending or unpaid bills which would result in the creation of any lien on the portion of the Property owned or leased by such Seller for any improvements completed or in progress, including, but not limited to, water, sewage, street paving, electrical or power improvements. To Sellers’ knowledge, there are no delinquent bills or claims in connection with any repair of such portion of the Property or other work or material purchased in connection with such portion of the Property which will not be paid by or at the Closing.

4.1.19 Such Seller has not received any written notice relating to the operation of the portion of the Property owned or leased by such Seller from any agency, board, commission, bureau or other instrumentality of any government, whether federal, state or local, that, such Seller is not in compliance in all material respects with all applicable statutes, rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over such Seller and the Land and Improvements.

4.1.20 Each Parcel is master leased by the applicable Seller to the respective hospital as set forth on Schedule 1.1.3.

4.1.21 Such Seller shall immediately notify Buyer, in writing, of any event or condition known to such Seller which occurs prior to the Closing, which causes a material change in the facts relating to, or the truth of, any of the representations or warranties.

4.1.22 All information given by Sellers to Buyer in this Agreement or in connection with the transactions contemplated hereunder shall be true and accurate in every material respect as of the date hereof and at the Closing, and such Sellers shall not have failed to disclose any material fact to Buyer necessary to make the statements herein or otherwise provided in connection with the transactions contemplated hereunder not misleading and Sellers have no knowledge or information of any material facts, circumstances, or conditions that are inconsistent with the representations and warranties contained herein. Sellers shall promptly inform Buyer in writing if there occurs any (i) material adverse change in the condition, financial or otherwise, of the portion of the Property owned or leased by such Seller, or the operation thereof, at any time prior to the Closing or (ii) if any information, document, agreement or other material delivered to Buyer is amended, superseded, modified or supplemented.

4.1.23 All of the Loan Documents to be assumed by Buyer (in whole or in part) are set forth on Exhibit “J”, and Sellers have provided (or will have provided pursuant to Section 3.3) complete copies of same to Buyer as part of the Property Information. None of such Loan Documents to be assumed by Buyer (in whole or in part) have been modified except as disclosed on Exhibit “J”. Sellers have not received any written notice from Existing Lender of any default by Sellers under the Loan Documents, and, to Sellers’ Knowledge, there has been no default by Existing Lender or any other party (excluding Sellers and Existing Guarantor, it being agreed and understood by Buyer that with respect to Sellers and Existing Guarantor, Sellers are only representing that they have not received any written notice of default by Sellers under the Loan Documents as provided in this Section 4.1.23).

As used herein, the phrase “Seller’s Knowledge” or “Sellers’ Knowledge” (or words of similar import or meaning) shall be deemed to mean, with respect to the applicable Seller, the actual knowledge of Douglas Ray, Jonathan Winer and/or Malika Basheer. Sellers represent and warrant to Buyer that Douglas Ray and Jonathan Winer are senior executives of Seavest, Malika Basheer is an asset/portfolio manager at Seavest, and all three (3) persons are actively involved with the Property.

4.2 Buyer’s Representations. Buyer makes the following representations and warranties to Sellers (which, at closing, shall also be true and correct as to any Buyer Subsidiaries with respect to any closing documents entered into by Buyer Subsidiaries):

4.2.1 Buyer is a duly formed and validly existing limited liability company in good standing under the laws of the State of Delaware.

4.2.2 Buyer has full right, power and authority and is duly authorized to enter into this Agreement and to perform each of these covenants on it part to be performed hereunder and to execute and deliver and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.2.3 Buyer is not a “foreign person” within the meaning of Section 1445(f) of the Code.

4.2.4 Neither Buyer nor, to Buyer’s knowledge, any person or entity that controls the management and policies of Buyer or owns directly or indirectly more than fifty percent (50%) of Buyer, and, to Buyer’s knowledge, no employee, officer, director, representative or agent of Buyer is a person or entity with whom United States persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including, without limitation, the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and, to Buyer’s knowledge, is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.

4.2.5 No authorization, consent, or approval of any governmental authority (including courts) is required for the execution and delivery by Buyer of this Agreement or the performance of its obligations hereunder.

4.2.6 There are no actions, suits or proceedings pending, or, to Buyer’s knowledge, threatened against or affecting Buyer, which if determined adversely, may affect its ability to perform its obligations hereunder.

4.2.7 Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any of its creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

4.2.8 Neither the execution, delivery or performance of this Agreement nor compliance herewith (i) conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under (a) the articles of incorporation and by-laws or other organization certificate and/or partnership or operating agreement of Buyer, or (b) any law or any order, writ, injunction or decree of any court or governmental authority, or (ii) results in the creation or imposition of any lien, charge or encumbrance upon its property pursuant to any such agreement or instrument.

4.2.9 Buyer is an affiliate of Grubb & Ellis Healthcare REIT II, Inc.

4.3 Survivability of Representations and Warranties. The representations and warranties of the Sellers and Buyer set forth in this Agreement are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing and shall survive for a period of six (6) months after the Closing Date (the “Survival Period”).

4.4 Property Conveyed “As Is”. Except as may be expressly represented in this Agreement, in the exhibits attached hereto and in the documents to be executed and delivered by the Sellers (or Seller’s counsel or other representatives) to Buyer at or prior to Closing (but excluding any documents delivered prior to the Effective Date by Sellers to Buyer for which Sellers have no liability and make no representations or warranties, except to the extent otherwise incorporated herein) (collectively, the “Representation Documents”), Buyer agrees that the Property shall be sold, and Buyer shall accept the Property at Closing on an “as-is where-is” basis, including, without limitation, any and all any construction, latent or patent defects in the Property, and subject to any and all environmental conditions thereat or the presence of any Hazardous Materials located in, at, about or under the Property, or for any and all claims or causes of action (actual or threatened) based upon, in connection with or arising out of any law, statute, rule or regulation governing the use, handling, storage or disposition of Hazardous Materials. Buyer has not relied and is not relying upon any representations or warranties (other than the representations and warranties of the Sellers expressly set forth in the Representation Documents), or upon any statements made in any informational materials with respect to the Property provided by the Sellers or any other person or entity, including any broker, or any member, manager, employee, agent, attorney or other person representing or purporting to represent the Sellers or any broker. Without limitation of the foregoing, Buyer specifically acknowledges and agrees that it has assumed the risk of changes in the condition of the Property between the Effective Date and the Closing Date, other than as set forth in Section 5.4.12, and no adverse change in such condition shall grant Buyer any right to terminate this Agreement or to obtain any damages against the Sellers, other than as set forth in Section 5.4.12. IN ADDITION TO, AND WITHOUT LIMITATION OF THE FOREGOING, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THE REPRESENTATION DOCUMENTS, THE SELLERS MAKE NO WARRANTY, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, AS TO THE QUANTITY, QUALITY, MERCHANTABILITY, TITLE, MARKETABILITY, FITNESS, OR SUITABILITY FOR A PARTICULAR PURPOSE OF THE PROPERTY OR ANY COMPONENT THEREOF, AND THE PROPERTY AND EACH COMPONENT THEREOF ARE SOLD IN AN “AS IS”, “WHERE IS” CONDITION, WITH ALL FAULTS. BY EXECUTING THIS AGREEMENT, EXCEPT AS SET FORTH IN THE REPRESENTATION DOCUMENTS, BUYER AFFIRMS AND AGREES THAT: (A) BUYER HAS NOT RELIED ON THE SELLERS’ SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY OR ANY COMPONENT THEREOF FOR ANY PARTICULAR PURPOSE, (B) THE SELLERS MAKE NO WARRANTY THAT THE PROPERTY OR ANY COMPONENT THEREOF ARE FIT FOR ANY PARTICULAR PURPOSE, (C) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED, STATUTORY, OR BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY OR ANY COMPONENT THEREOF, (D) UPON CLOSING, BUYER HAS BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND EACH COMPONENT THEREOF AND HAS DETERMINED TO PURCHASE THE PROPERTY AND EACH COMPONENT THEREOF BASED ON SUCH INSPECTION, AND (E) UPON CLOSING, BUYER AND/OR THE APPLICABLE BUYER SUBSIDIARIES SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS, AND BUYER AND BUYER SUBSIDIARIES, ON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED, AND RELEASED THE SELLERS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING, WITHOUT LIMITATION, CAUSES OF ACTION IN TORT, LOSSES, DAMAGES, LIABILITIES, COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, THAT BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST THE SELLERS AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES, OR MATTERS REGARDING THE PROPERTY.

4.5 Seller Covenants Prior to Closing.

4.5.1 Leasing Activities. From and after the Effective Date and prior to the expiration of the Due Diligence Period, (a) if any Seller shall consent to any sublease under a Tenant Lease (to the extent such Seller’s consent is required under the Tenant Lease), or receive notification of any sublease, or amend or otherwise modify any Tenant Lease or Ground Lease, and/or (b) if any Seller shall enter into a new ground lease or tenant lease because any Tenant Lease or Ground Lease expires or is terminated in accordance with its terms (including, without limitation, due to a default by the applicable Tenant or Seller or a right of termination of the applicable Tenant set forth therein), then Sellers shall, in each case, promptly provide a copy thereof to Buyer. If Buyer receives any of such copies less than five (5) Business Days prior to the expiration of the Due Diligence Period then the Due Diligence Period shall be extended on a day-for-day basis so that Buyer is given five (5) Business Days from receipt of such copies to review such new sublease, tenant lease or ground lease (and in the case of such extension, the end of the term of the “Due Diligence Period” shall thereafter refer to such extended date). From and after the expiration of the Due Diligence Period, Sellers shall not consent to any sublease under a Lease (to the extent such Seller’s consent is required under the Tenant Lease) or enter into, or amend or modify any Tenant Lease or Ground Lease, without the prior written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion. Failure of Buyer to expressly withhold consent in a writing delivered to Sellers, within seven (7) Business Days of receipt of request for consent, shall be deemed Buyer’s consent to such request. From and after the Effective Date, Sellers shall copy (or “blind” copy) Buyer on any and all correspondence received from or sent to Tenants, Ground Lessors, or subtenants regarding the Tenant Leases, Ground Leases, and subleases (as applicable) at the written notice address below.

4.5.2 Property Contracts. No Seller shall, from and after the Effective Date, enter into any new Contract that will not be terminated by the Closing, or any modifications, renewals or terminations of any existing Contracts that will survive Closing, without the written consent of Buyer, which consent may be given or withheld in Buyer’s sole discretion. Effective at Closing, the Sellers shall terminate, at such Seller’s expense, any Contract that Buyer does not elect to assume pursuant to Section 3.4.

4.5.3 Conducting Business. Other than as permitted under Section 4.5.1 above (provided that Section 4.5.1 shall not be deemed to permit any Seller to take or fail to take any action under any Ground Lease or Tenant Lease that is reasonably likely to result in a default pursuant to such Ground Lease or Tenant Lease), at all times prior to Closing, the Sellers shall continue to (i) conduct their respective business with respect to the Property in the same manner in which said business has been heretofore conducted and (ii) insure the Property substantially as it is currently insured by the Sellers and in any event it shall, or shall cause the Tenants to, insure the Property in accordance with the requirements of the Existing Loan.

4.5.4 Encumbrances. Other than as permitted under Section 4.5.1 above (provided that Section 4.5.1 shall not be deemed to permit any Seller to take or fail to take any action under any Ground Lease or Tenant Lease that is reasonably likely to result in a default pursuant to such Ground Lease or Tenant Lease), at all times prior to Closing, no Seller shall sell, mortgage (excluding the Existing Loan), pledge, encumber, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein without the prior written consent of Buyer, which may be given or withheld in Buyer’s sole discretion; and no Seller shall consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property.

4.5.5 Intentionally Omitted.

4.5.6 Compliance with Laws and Regulations. At all times prior to Closing, no Seller shall knowingly take any action that would result in a failure to comply in any material respects with all applicable statutes, rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies applicable to the Real Property, it being understood and agreed that prior to Closing that the Sellers will have the right to contest any of the same in good faith.

4.5.7 Cooperation with S-X 3-14 Audit. The Sellers acknowledge that it is Buyer’s intention that the ultimate acquirer(s) of the Property will be affiliated with a publicly registered company (“Registered Company”).  The Sellers acknowledge that they have been advised that if such acquirer(s) is (are) affiliated with a Registered Company, such Registered Company (and such acquirer(s)) are required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year (the “Audited Year”) and the current fiscal year through the date of acquisition (the “Stub Period”) for the Property. To assist Buyer and Registered Company in preparing the SEC Filings, the Sellers covenant and agree no later than ten (10) Business Days after the Effective Date (the “Delivery Date”), each Seller shall provide Buyer and the Registered Company with the following information (to the extent such items are not duplicative of items contained in the Property Information): (i) access to bank statements for the Audited Year and Stub Period; (ii) operating statements for the Audited Year and Stub Period; (iii) access to the general ledger for the Audited Year and Stub Period; (iv) a schedule of monthly cash balances listed in the general ledger; (v) access to invoice for expenses in the Audited Year and Stub Period; (vi) accounts payable ledger and accrued expense reconciliations; (vii) check register for the 3-months following the Audited Year and Stub Period; and (viii) copies of accounts receivable aging as of the end of the Audited Year and Stub Period related to the Hope Ground Lease along with an explanation for all accounts over 30 days past due as of the end of the Audited Year and Stub Period ((i) – (viii), collectively, “Accounting Records”)). Notwithstanding the foregoing, each Seller’s obligation to provide the Buyer with Accounting Records pursuant to the immediately preceding sentence is limited to providing those Accounting Records that were prepared by Seller in the ordinary course of business in connection with the Property in their present form as of the date of this Agreement. The Sellers are under no obligation to prepare any Accounting Records that are not in existence as of the date of this Agreement or to update or revise such Accounting Records after the Delivery Date. No such Seller makes any additional representations and warranties regarding the Accounting Records or the adequacy of the Accounting Records for any particular purpose, except as otherwise provided in this Agreement (including, without limitation, any representations or warranties set forth in Article 4 of this Agreement and any representations or warranties made in connection with the representation letter in the form attached hereto as Exhibit “G” and/or the audit request letter in the form attached hereto as Exhibit “H”). In addition, no later than five (5) Business Days prior to the Closing Date, each Seller shall provide to Buyer (1) signed representation letter in the form attached hereto as Exhibit “G”, (2) a signed audit request letter in the form attached hereto as Exhibit “H” and (3) a signed audit response letter from such Seller’s attorney in the form attached hereto as Exhibit “I”.

4.5.8 Continued Performance. Other than as permitted under Section 4.5.1 above (provided that Section 4.5.1 shall not be deemed to permit any Seller to take or fail to take any action under any Ground Lease or Tenant Lease that is reasonably likely to result in a default pursuant to such Ground Lease or Tenant Lease), no Seller will take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue in any material respect as of the Closing Date. Further, the Sellers shall immediately notify Buyer, in writing, of any event or condition of which Seller has actual knowledge that occurs prior to the Closing Date and causes, in any material respect, a change in the facts relating to, or the accuracy of, any of the representations or warranties of the Sellers contained in this Agreement.

4.6 Intentionally Omitted.

4.7 Buyer’s Covenants Prior to Closing.

4.7.1 Compliance with Existing Lender Requirements. Subject to any Buyer Termination Rights (which if exercised by Buyer would negate Buyer’s requirement to comply with this Section 4.7.1 with respect to the specific Non-Purchased Parcel(s), as applicable), Buyer shall comply with the reasonable requirements of the Existing Lender with respect to the Loan Assumption, including, without limitation, perform the obligations set forth in Section 1.6.3.

4.7.2 Notices to Sellers. Buyer shall give Sellers notice prior to making contact with Ground Lessors, Tenants, any sub-tenants of Tenants, parent companies of any Ground Lessor, Tenant, and sub-tenants of Tenants, third-parties employed directly by Seavest, or any counsel to the foregoing. Sellers shall have the right to participate in any communication with any of the aforementioned parties.

4.7.3 Third Party Contacts. Buyer shall provide advance notice to Sellers prior to making contact with the Existing Lender, or any counsel to the foregoing.

4.7.4 Continued Performance. Other than as permitted under Section 4.5.1 above (provided that Section 4.5.1 shall not be deemed to permit any Seller to take or fail to take any action under any Ground Lease or Tenant Lease that is reasonably likely to result in a default pursuant to such Ground Lease or Tenant Lease), Buyer shall not take or cause to be taken any action or fail to perform any obligation which would cause any of the representations or warranties contained in this Agreement to be untrue in any material respect as of the Closing Date. Further, Buyer shall immediately notify the Sellers, in writing, of any event or condition of which Buyer has actual knowledge that occurs prior to the Closing Date and causes, in any material respect, a change in the facts relating to, or the accuracy of, any of the representations or warranties of Buyer contained in this Agreement.

ARTICLE 5
CLOSING

5.1 Escrow Agent. Closing shall occur through the escrow (the “Escrow”) opened with Escrow Agent. Escrow Agent is designated, authorized and instructed to act as Escrow Agent pursuant to the terms of this Agreement.

5.2 Escrow Instructions; Opening of Escrow. This Agreement shall constitute escrow instructions to Escrow Agent. The parties shall execute any additional escrow instructions reasonably required by Escrow Agent after the Effective Date to consummate the transaction provided for herein prior to Closing; provided, however, such additional escrow instructions shall not modify the provisions of this Agreement, unless such instructions (i) clearly identify the specific provisions being modified, (ii) state the modification in full, and (iii) are signed by Sellers, Buyer and Escrow Agent. Sellers and Buyer shall open Escrow by delivering an executed original of this Agreement (both executed by Buyer and the Sellers) to Escrow Agent (“Opening of Escrow”). Upon receipt of this Agreement, Escrow Agent shall acknowledge the Opening of Escrow and agree to act as the Escrow Agent hereunder by executing and delivering originals of this Agreement to Sellers and Buyer.

5.2.1 Escrow Agent shall hold the Deposit and the Post-Closing Escrow Amount and all interest accrued thereon and shall dispose of the same only in accordance with the following provisions.

(a) Prior to Buyer’s delivery of the Approval Notice, the Deposit (or the Applicable Portion of the Deposit, as the case may be) shall be immediately returned to Buyer in accordance with this Agreement.

(b) Subsequent to Buyer’s delivery of the Approval Notice to Sellers and Escrow Agent, Escrow Agent shall deliver the Deposit (or the Applicable Portion of the Deposit, as the case may be) to Sellers or Buyer, as the case may be, as follows:

(i) to Sellers, upon Closing under the Purchase Agreement; or

(ii) to Sellers or Buyer as designated by an instruction letter jointly executed by both Sellers and Buyer; or

(iii) to Sellers, after receipt of Sellers’ demand in which Sellers certify that Sellers are entitled to the Deposit (or the remaining Applicable Portion of the Deposit, as the case may be) in accordance with this Agreement because Buyer has defaulted under this Agreement and has not cured such default after any applicable notice and any applicable cure period (specifying in reasonable detail the nature of the default by Buyer and the Section in this Agreement entitling Sellers to the Deposit (or the remaining Applicable Portion of the Deposit, as the case may be) (and, in the case of a default, evidence of delivery of any required default notices)); but Escrow Agent shall not honor Sellers’ demand until more than five (5) Business Days after Escrow Agent has given a copy of Sellers’ demand to Buyer in accordance with Section 5.2.2 of this Agreement, nor thereafter if Escrow Agent receives a Notice of Objection (as defined below) from Buyer as provided for in said Section 5.2.2 within such five (5) Business Day period; or

(iv) to Buyer, after receipt of Buyer’s demand in which Buyer certifies that Buyer is expressly entitled to the Deposit (or the Applicable Portion of the Deposit, as the case may be) in accordance with this Agreement because a Seller has defaulted under this Agreement and has not cured such default after any applicable notice and any applicable cure period or Buyer had the express right to terminate this Agreement (specifying in reasonable detail the nature of the default by a Seller or Buyer’s right to terminate and the Section in this Agreement entitling Buyer to the Deposit (or the Applicable Portion of the Deposit, as the case may be)); but Escrow Agent shall not honor the Buyer’s demand until more than five (5) Business Days after Escrow Agent has given a copy of Buyer’s demand to Sellers in accordance with Section 5.2.2 of this Agreement, nor thereafter if Escrow Agent receives a Notice of Objection from Sellers as provided for in said Section 5.2.2 within such five (5) Business Day period.

(v) Upon delivery by Escrow Agent of the Deposit (or the Applicable Portion of the Deposit, as the case may be) and accrued interest thereon in accordance with this Agreement, Escrow Agent shall be relieved of all liability hereunder as it relates to the Deposit (or the Applicable Portion of the Deposit, as the case may be) and interest accrued thereon (but not as it relates to the Post-Closing Escrow Amount or any remaining portion of the Deposit) and, with respect to the Deposit (or the Applicable Portion of the Deposit, as the case may be) and accrued interest thereon, Escrow Agent shall deliver the Deposit (or the Applicable Portion of the Deposit, as the case may be) and accrued interest thereon at the election of the party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such party, or (ii) a bank wire transfer to an account designated by such party.

(c) Escrow Agent shall deliver the Post-Closing Escrow Amount (or such remaining portion thereof) to Sellers or Buyer, as the case may be, as follows:

(i) to Sellers or Buyer as designated by an instruction letter jointly executed by both Sellers and Buyer; or

(ii) to Sellers, after receipt of Sellers’ demand in which Sellers certify that Sellers are expressly entitled to the Post-Closing Escrow Amount (or remaining portion thereof) in accordance with Section 6.2.2 of this Agreement (specifying in reasonable detail the reason Sellers are entitled to the Post-Closing Escrow Amount); but Escrow Agent shall not honor Sellers’ demand until more than five (5) Business Days after Escrow Agent has given a copy of Sellers’ demand to Buyer in accordance with Section 5.2.2 of this Agreement, nor thereafter if Escrow Agent receives a Notice of Objection from Buyer as provided for in said Section 5.2.2 within such five (5) Business Day period; or

(iii) to Buyer, after receipt of Buyer’s demand in which Buyer certifies that Buyer is expressly entitled to the Post-Closing Escrow Amount (or portion thereof) in accordance with Section 6.2.2 of this Agreement (specifying in reasonable detail the reason Buyer is entitled to the Post-Closing Escrow Amount (or portion thereof)); but Escrow Agent shall not honor the Buyer’s demand until more than five (5) Business Days after Escrow Agent has given a copy of Buyer’s demand to Sellers in accordance with Section 5.2.2 of this Agreement, nor thereafter if Escrow Agent receives a Notice of Objection from Sellers as provided for in said Section 5.2.2 within such five (5) Business Day period.

(iv) Upon delivery by the Escrow Agent of the Post-Closing Escrow Amount and accrued interest thereon in full in accordance with this Agreement, Escrow Agent shall be relieved of all liability hereunder as it relates to the Post-Closing Escrow Amount and interest thereon (but not as it relates to the Deposit and accrued interest on the Deposit) and, with respect to the Post-Closing Escrow Amount, Escrow Agent shall deliver the Post-Closing Escrow Amount (or such portion thereof) and the accrued interest thereon at the election of the party entitled to receive the same by (i) a good, unendorsed check of Escrow Agent payable to the order of such party, or (ii) a bank wire transfer to an account designated by such party.

5.2.2 Within three (3) Business Days after receipt of a written demand from Sellers or Buyer under Section 5.2.1(b)(iii) or (iv) or under Section 5.2.1(c)(ii) or (iii) above, Escrow Agent shall send a copy of such demand to the other party. Within five (5) Business Days after the date of receiving same, but not thereafter, the other party may object to delivery of the Deposit or Post-Closing Escrow Amount, as the case may be, to the party making such demand by giving a notice of objection (“Notice of Objection”) to Escrow Agent. Within three (3) Business Days after receiving a Notice of Objection, Escrow Agent shall send a copy of such Notice of Objection to the party who made the demand, and thereafter, Escrow Agent may elect to either:

(a) continue to hold the Deposit or Post-Closing Escrow Amount, as the case may be, until Escrow Agent receives (x) a written agreement executed by Buyer and Sellers, or (y) order of a court of competent jurisdiction directing the disbursement of the Deposit or Post-Closing Escrow Amount, as the case may be, in which event Escrow Agent shall disburse the Deposit or the Post-Closing Escrow Amount, as the case may be, in accordance with such agreement or order; or

(b) take any and all actions as Escrow Agent deems necessary and desirable, in its reasonable and appropriate discretion, to discharge and terminate its duties under this Escrow Agreement, including, without limitation, depositing the Deposit or Post-Closing Escrow Amount, as the case may be, into any court of competent jurisdiction and bringing any action of interpleader or any other proceeding.

(c) Notwithstanding anything else contained in this Section 5.2.2 to the contrary, Escrow Agent agrees to hold the Deposit or Post-Closing Escrow Amount, as the case may be, and not take any action described in this Section 5.2.2 above, for at least thirty (30) days after Escrow Agent’s receipt of a Notice of Objection, so that Sellers and Buyer may attempt to reach agreement on how to proceed. In the event of any litigation between Sellers and Buyer, Escrow Agent may deposit the Deposit or Post-Closing Escrow Amount, as the case may be, with the clerk of the court in which such litigation is pending. Upon the making of such deposit, Escrow Agent shall be relieved of its duties hereunder with respect to the sums deposited in such court and shall have no liability thereafter to any party whatsoever with respect to such sums so deposited.

5.3 Closing. Closing shall take place on the Closing Date, as the same may be adjusted, provided all conditions precedent to Closing have been satisfied or duly waived by the party or parties entitled to the benefit of such conditions precedent.

5.4 Conditions Precedent Favoring Buyer. In addition to any other conditions precedent in favor of Buyer as may be expressly set forth elsewhere in this Agreement, Buyer’s obligations under this Agreement (or with respect to the purchase of a specific Parcel, as described below) are subject to the timely fulfillment of the conditions set forth in this Section 5.4 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to the Sellers.

5.4.1 The parties shall have obtained the Loan Consent, and Buyer, each Buyer Subsidiary (as applicable), and the Existing Lender shall have entered into the Loan Assumption Documents, which shall be in form and with substance reasonably acceptable to Buyer and in accordance with the terms of this Agreement, and the Sellers shall have paid the Loan Assumption Related Costs, in each case subject only to the Closing and otherwise in accordance with Section 1.6. Sellers and Existing Guarantor shall have complied with all of the reasonable requirements of the Existing Lender with respect to the Loan Consent, Loan Assumption, and the Loan Assumption Documents, in each case subject only to Closing and otherwise in accordance with Section 1.6.

5.4.2 Each Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing.

5.4.3 In accordance with this Section 5.4.3, no later than five (5) Business Days prior to the Closing Date, each Seller shall have obtained for each Parcel either (i) an estoppel certificate from the Tenant of such Parcel in the form annexed hereto as Exhibit “C-1” (each, a “Seller Proposed Tenant Estoppel”), or (ii) an estoppel certificate from each Tenant in the form annexed hereto as Exhibit “C-2” (each a “Buyer Proposed Tenant Estoppel”; and whichever of the Seller Proposed Tenant Estoppel or the Buyer Proposed Tenant Estoppel Sellers obtain in accordance with this Section 5.4.3, the “Tenant Estoppel”). Within five (5) business days of the Effective Date, Sellers shall deliver the draft Buyer Proposed Tenant Estoppels to Buyer for Buyer’s review and approval, which approval shall not be unreasonably withheld (it being agreed that if Buyer fails to object (specifying its reasons) to any such Buyer Proposed Tenant Estoppel by the expiration of such five (5) Business Day period, Buyer shall be deemed to have approved the form and substance of such Buyer Proposed Tenant Estoppel). Within five (5) business days of Buyer’s approval (or deemed approval) of the Buyer Proposed Tenant Estoppels, Sellers shall deliver the same to Tenants. Sellers and Buyer agree to work in good-faith and cooperatively with the Tenants to timely reach agreement on the Buyer Proposed Tenant Estoppels prior to the expiration of the Due Diligence Period; provided, however, that Sellers shall have no obligation (express or implied) to obtain or make efforts to obtain any Buyer Proposed Tenant Estoppels after the expiration of the Due Diligence Period. In the event Sellers obtain a Buyer Proposed Tenant Estoppel (or Buyer approved variations thereof) for any Parcel, Sellers shall have no obligation to obtain a Seller Proposed Tenant Estoppel for such Parcel. In the event Sellers have not obtained any Buyer Proposed Tenant Estoppel prior to the expiration of the Due Diligence Period, then Sellers shall have the right to obtain a Seller Proposed Tenant Estoppel for such Parcel. No later than five (5) Business Days prior to the date on which the Sellers intend to distribute the Seller Proposed Tenant Estoppels to the Tenants for their completion, each Seller shall deliver the draft Seller Proposed Tenant Estoppels to Buyer for Buyer’s review and approval, which approval shall not be unreasonably withheld (it being agreed that if Buyer fails to object (specifying its reasons) to any such Seller Proposed Tenant Estoppel by the expiration of such five (5) Business Day period, Buyer shall be deemed to have approved the form and substance of such Seller Proposed Tenant Estoppel). Notwithstanding anything herein to the contrary, the Tenant Estoppel shall be dated no earlier than forty-five (45) days prior to Closing. Buyer agrees to accept any reasonable modifications to the Seller Proposed Tenant Estoppel and/or Buyer Proposed Tenant Estoppel requested by any Tenants. Notwithstanding anything else in this Section 5.4 to the contrary, Buyer shall have no right to terminate this Agreement and Buyer must proceed to Closing if Sellers have failed to obtain a Tenant Estoppel from only one (1) Tenant as of the Closing Date. If Sellers have failed to obtain a Tenant Estoppel from only one (1) Tenant as of the Closing Date, then Buyer shall have the right to either (a) acquire the Property as a whole (without any reduction in the Purchase Price), or (b) terminate this Agreement as it relates solely to the Parcel with respect to which Sellers failed to obtain a Tenant Estoppel and, subject to Sections 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) for such Parcel, in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the applicable Parcel except those provisions which expressly survive the termination of this Agreement.

5.4.4 Buyer not being required to pay any fee, premium or penalty in connection with the Loan Assumption.

5.4.5 In accordance with this Section 5.4.5, no later than five (5) Business Days prior to the Closing Date, each Seller shall have obtained for each Parcel either (i) an estoppel certificate from the Ground Lessor of such Parcel in the form annexed hereto as Exhibit “K-1” (each, a “Seller Proposed Ground Lease Estoppel”), or (ii) an estoppel certificate from each Ground Lessor in the form annexed hereto as Exhibit “K-2” (each a “Buyer Proposed Ground Lease Estoppel”; whichever of the Seller Proposed Ground Lease Estoppel or the Buyer Proposed Ground Lease Estoppel Sellers obtain in accordance with this Section 5.4.5, the “Ground Lease Estoppel”). Within five (5) business days of the Effective Date, Sellers shall deliver the draft Buyer Proposed Ground Lease Estoppels to Buyer for Buyer’s review and approval, which approval shall not be unreasonably withheld (it being agreed that if Buyer fails to object (specifying its reasons) to any such Buyer Proposed Ground Lease Estoppel by the expiration of such five (5) Business Day period, Buyer shall be deemed to have approved the form and substance of such Buyer Proposed Ground Lease Estoppel). Within five (5) business days of Buyer’s approval (or deemed approval) of the Buyer Proposed Ground Lease Estoppels, Sellers shall deliver the same to Ground Lessors. Sellers and Buyer agree to work in good-faith and cooperatively with the Ground Lessors to timely reach agreement on the Buyer Proposed Ground Lease Estoppels prior to the expiration of the Due Diligence Period; provided, however, that Sellers shall have no obligation (express or implied) to obtain or make any efforts to obtain any Buyer Proposed Ground Lease Estoppels after the expiration of the Due Diligence Period. In the event Sellers obtain a Buyer Proposed Ground Lease Estoppel (or Buyer approved variations thereof) for any Parcel, Sellers shall have no obligation to obtain a Seller Proposed Ground Lease Estoppel for such Parcel. In the event Sellers have not obtained any Buyer Proposed Ground Lease Estoppel prior to the expiration of the Due Diligence Period, then Sellers shall have the right to obtain a Seller Proposed Ground Lease Estoppel for such Parcel. No later than five (5) Business Days prior to the date on which the Sellers intend to distribute the Seller Proposed Ground Lease Estoppels to the Ground Lessors for their completion, each Seller shall deliver the draft Seller Proposed Ground Lease Estoppel to Buyer for Buyer’s review and approval, which approval shall not be unreasonably withheld (it being agreed that if Buyer fails to object (specifying its reasons) to any such Seller Proposed Ground Lease Estoppel by the expiration of such five (5) Business Day period, Buyer shall be deemed to have approved the form and substance of such Seller Proposed Ground Lease Estoppel). The Ground Lease Estoppel shall be dated no earlier than forty-five (45) days prior to Closing. Buyer agrees to accept any reasonable modifications to the Seller Proposed Ground Lease Estoppel and/or Buyer Proposed Ground Lease Estoppel requested by any Ground Lessors. Notwithstanding anything else in this Section 5.4 to the contrary, Buyer shall have no right to terminate this Agreement and Buyer must proceed to Closing if Sellers have failed to obtain a Ground Lease Estoppel from only one (1) Tenant as of the Closing Date. If Sellers have failed to obtain a Ground Lease Estoppel from only one (1) Tenant as of the Closing Date, then Buyer shall have the right to either (a) acquire the Property as a whole (without any reduction in the Purchase Price), or (b) terminate this Agreement as it relates solely to the Parcel with respect to which Sellers failed to obtain a Ground Lease Estoppel and, subject to Sections 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) for such Parcel, in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the applicable Parcel except those provisions which expressly survive the termination of this Agreement.

5.4.6 Each Seller shall have obtained the signature of its respective Ground Lessor to a consent to assignment (collectively, the “Hospitals’ Consents”) substantially in the form of Exhibit “O” hereto, evidencing such Ground Lessor’s consent to the assignment of the applicable Ground Lease by such Seller to Buyer or its permitted affiliates or assignees designated by Buyer.

5.4.7 Subject to Buyer’s obligation to proceed to Closing if only one (1) Ground Lessor exercises its right of first refusal as further described in Section 1.7, no later than ten (10) Business Days prior to the Closing Date, each Seller shall have obtained a waiver of the right of first refusal under the applicable Ground Lease (if any) from each applicable Ground Lessor of its rights, which are set forth in its Ground Lease, in substantially the same form as Exhibit “N” attached hereto and otherwise reasonably acceptable to Buyer (collectively, the “Hospital Waivers”). Without limiting the foregoing, such form shall be sufficient for the Title Company to issue Title Policies without exception therefor.

5.4.8 No later than five (5) Business Days prior to the Closing Date, the Hobbs Seller shall have obtained and delivered to Buyer copies of the (i) the Amendment to Attornment and Non-Disturbance Agreement, substantially in the form attached hereto as Exhibit “P” (the “Hobbs City Amendment”), including signatures from the City of Hobbs, New Mexico, Hobbs Hospital, and Hobbs Seller, and (ii) the Amendment to Attornment and Non-Disturbance Agreement, substantially in the form attached hereto as Exhibit “Q” (the “Hobbs EDC Amendment”), including signatures from Economic Development Corporation of Lea County, New Mexico, Hobbs Hospital, and Hobbs Seller. Buyer agrees to any reasonable modifications to the Hobbs City Amendment and Hobbs EDC Amendment requested by City of Hobbs, Hobbs Hospital, and/or Hobbs EDC.

5.4.9 Intentionally Omitted.

5.4.10 On the Closing Date, all of the representations and warranties of the Sellers set forth herein shall be materially true, accurate and complete with respect to each Seller and the Property.

5.4.11 At Closing, the Title Company shall issue to Buyer an ALTA 2006 extended coverage Owner’s Policy of Title Insurance or its equivalent (“Title Policy”) insuring Buyer’s leasehold interest in the Land and fee simple title to the Improvements for the sum equal to the Purchase Price conforming to the Required Title Condition set forth in Article 2 and containing such endorsements as Buyer shall have reasonably required, including, without limitation, with respect to the Hobbs Parcel, a Title Policy insuring that the legal description attached to the Hobbs Sub-Sub Ground Lease and the legal description attached as Exhibit “B” to the Hobbs Sub Ground Lease describe the same parcel, and that such parcel is located within the area leased by the City of Hobbs to Hobbs EDC pursuant to the Hobbs Ground Lease.

5.4.12 There shall have been no material adverse change in the physical condition of the Parcels or Improvements from the end of the Due Diligence Period through the Closing Date. Notwithstanding anything else in this Section 5.4.12 to the contrary, Buyer shall have no right to terminate this Agreement and Buyer must proceed to Closing upon the occurrence of a material adverse change in the physical condition of the Parcels and/or Improvements from the end of the Due Diligence Period through the Closing Date if such material adverse change is attributable only to a single Parcel. Upon the occurrence of a material adverse change in the physical condition of the Improvements or Parcels from the end of the Due Diligence Period through the Closing Date which is attributable only to a single Parcel, Buyer shall have the right to either (a) acquire the Property as a whole (without any reduction in the Purchase Price) and receive an assignment from Sellers as to any insurance proceeds payable to Sellers and relating to such material adverse change in the physical condition of the subject Parcel, or (b) terminate this Agreement as it relates solely to the Parcel for which there has been a material adverse change in the applicable portion of the Property and, subject to Sections 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) for such Parcel (for which it elects to make such Parcel a Non-Purchased Parcel), in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the applicable Parcel except those provisions which expressly survive the termination of this Agreement. Notwithstanding anything else in this Section 5.8.12 to the contrary, the release of the Released Property (as defined in the Lufkin Side Letter Agreement) shall not constitute a material adverse change in the physical condition of the Lufkin Parcel.

The conditions set forth in this Section 5.4 are solely for the benefit of Buyer and may be waived only by Buyer. At all times Buyer has the right to waive any condition by giving written notice of such waiver to the Sellers and Escrow Agent. Such waiver or waivers must be in writing to the Sellers. If Buyer notifies the Sellers of a failure to satisfy the conditions precedent set forth in this Section 5.4, the Sellers may, within five (5) Business Days after receipt of Buyer’s notice, agree to satisfy the condition by written notice to Buyer, and Buyer shall thereupon be obligated to close the transaction provided (i) the Sellers shall have a reasonable period of time to satisfy such condition precedent (not to exceed forty-five (45) days in the aggregate for all unsatisfied conditions precedent), (ii) the Closing Date shall be automatically extended (without any action on the part of Buyer or the Sellers) to the Business Day immediately after the last day of the period for the Sellers to cure such unsatisfied conditions precedent, and (iii) it shall be a condition to Closing that the Sellers so satisfy such unsatisfied conditions precedent by the Closing Date (as so extended). If the Sellers fail to timely agree to cure or if the Sellers timely agree to cure but fail to timely cure such unsatisfied conditions precedent by the Closing Date (as so extended), Buyer shall have the right to either waive such unsatisfied conditions precedent and proceed to Closing without reduction in the Purchase Price, or to elect to terminate this Agreement by written notice to the Sellers (with copy to Escrow Agent), in which case the Deposit (and any interest accrued thereon) shall immediately be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder, other than the provisions of this Agreement that are expressly stated to survive the termination hereof; provided, however, that in cases where this Agreement provides that Buyer shall only have the right to terminate this Agreement with respect to a specific Parcel(s), Buyer shall only have the right to terminate this Agreement with respect to such Parcel and shall only receive back the Applicable Portion of the Deposit (and any interest accrued thereon) for such Parcel; provided, further, however, if such failure constitutes a breach or default of any of the Sellers’ covenants, representations or warranties expressly set forth in this Agreement, then the Sellers shall remain liable for such breach or default as further set forth in Section 6.2. In the event of a failure of the conditions precedent set forth in this Section 5.4 (and if Buyer has performed or tendered performance of all of its material obligations in accordance with this Agreement) which gives Buyer the right to terminate this Agreement pursuant to such failure of such conditions precedent, Buyer in fact terminates this Agreement based on such failure, and such failure was due to a default by Seller, then, and only in such case, Buyer shall be additionally entitled to receive its actually incurred out of pocket expenses (including without limitation reasonable out-of-pocket attorneys fees) in connection with this Agreement, subject to the provisions and limitations of Section 9.23. Notwithstanding anything in this Agreement to the contrary, with respect to the Purchase Price, Buyer shall be deemed to have performed or tendered performance in accordance with this Section by funding that net cash portion of the Purchase Price that would have been owed by Buyer (excluding any amount that would be credited towards the Purchase Price pursuant to the Loan Assumption) into a separate escrow account with the Escrow Agent. Such separate escrow account shall be wholly controlled by Buyer and may be withdrawn by Buyer, in Buyer’s sole discretion, at any time after funding, provided that Buyer’s withdrawal of such funds shall not be deemed to relieve Buyer of its obligations to proceed to Closing and actually tender the Purchase Price to the extent expressly provided in this Agreement.

5.5 Conditions Precedent Favoring Sellers. In addition to any other condition precedent in favor of the Sellers as may be expressly set forth elsewhere in this Agreement, Sellers’ obligations under this Agreement are subject to the timely fulfillment of the conditions set forth in this Section 5.5 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from the Sellers to Buyer.

5.5.1 Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing (including, without limitation, delivery of the Purchase Price (or the balance thereof) in accordance with the terms of this Agreement).

5.5.2 On the Closing Date, all of the representations and warranties of Buyer set forth in this Agreement shall be materially true, accurate and complete.

5.5.3 To the extent required by this Agreement, Buyer, all Buyer Subsidiaries and Replacement Guarantor shall have complied with all of the requirements of the Existing Lender with respect to the Loan Assumption and the Loan Assumption Documents, in each case subject only to Closing and otherwise in accordance with Section 1.6.

5.5.4 Existing Lender’s consent to the Loan Assumption by Buyer and/or Buyer Subsidiaries, as applicable.

5.5.5 The simultaneous purchase of the Property (less any Non-Purchased Parcels) by Buyer and/or Buyer Subsidiaries, as applicable.

5.5.6 Existing Lender not imposing any Pre-payment Fees, to the extent not paid by Buyer in Buyer’s sole discretion.

The conditions set forth in this Section 5.5 are solely for the benefit of the Sellers and may be waived only by the Sellers. At all times the Sellers have the right to waive any condition by giving written notice of such waiver to Buyer and Escrow Agent. Such waiver or waivers must be in writing to Buyer. If the Sellers notify Buyer of a failure to satisfy the conditions precedent set forth in this Section 5.5, Buyer may, within five (5) Business Days after receipt of the Sellers’ notice, agree to satisfy the condition by written notice to the Sellers, and the Sellers shall thereupon be obligated to close the transaction provided (i) the Buyer shall have a reasonable period of time to satisfy such condition precedent (not to exceed forty-five (45) days in the aggregate for all unsatisfied conditions precedent), (ii) the Closing Date shall be automatically extended (without any action on the part of Buyer or the Sellers) to the Business Day immediately after the last day of the period for Buyer to cure such unsatisfied conditions precedent, and (iii) it shall be a condition to Closing that Buyer so satisfies such unsatisfied conditions precedent by the Closing Date (as so extended). If Buyer fails to agree to cure or fails to cure such unsatisfied conditions precedent by the Closing Date (as so extended), the Sellers shall have the right to either waive such unsatisfied conditions precedent and proceed to Closing, or to elect to terminate this Agreement by written notice to Buyer (with copy to Escrow Agent), in which case, the Deposit (and any interest accrued thereon) shall immediately be returned to Buyer without any further action required from either party and neither party shall have any continuing obligations hereunder, other than the provisions of this Agreement that are expressly stated to survive the termination hereof; provided, however, if such failure constitutes a breach or default of any of Buyer’s covenants, representation or warranties expressly set forth in this Agreement, then Buyer shall remain liable for such breach or default as further set forth in Section 6.1 and the Deposit shall not be delivered to Buyer.

5.6 Seller’s Deliveries. At the Closing or on the date otherwise specified below, each Seller shall deliver or cause to be delivered to Buyer, at such Seller’s sole expense, each of the following items, with original signatures from all applicable parties:

5.6.1 For each Parcel, a duly executed and acknowledged special warranty deed that conveys title to the Improvements of such Parcel to Buyer in substantially the same form as Exhibit “L” attached hereto and that is otherwise recordable in the jurisdiction where such Parcel is located.

5.6.2 For each Parcel, three (3) counterpart signatures to a duly executed and delivered assignment and assumption agreement (the “Assignment of Ground Lease”) in the form attached hereto as Exhibit “M”, whereby the respective Seller will assign its rights under the respective Ground Lease for such Parcel to Buyer and Buyer will assume such Seller’s obligations under such Ground Lease from such Seller.

5.6.3 For each Parcel, three (3) counterpart signatures to the bill of sale, assignment and assumption of leases and contracts (the “Bill of Sale and Assignment”) duly and originally executed and acknowledged by the respective Seller, in the form attached hereto as Exhibit “F”, which shall transfer, convey, sell, assign and set over to Buyer all of such Seller’s right, title and interest in and to the balance of the Property, including without limitation: (i) the Personal Property; (ii) Tenant Leases; (iii) the Warranties and Permits; and (iv) any Contracts Buyer elects to assume in accordance with the terms of this Agreement.

5.6.4 Four (4) counterpart signatures, duly executed, delivered and acknowledged (as necessary) for each of the Loan Assumption Documents.

5.6.5 To the extent in Sellers’ possession, originals of all Tenant Leases and Ground Leases (with all amendments and modifications thereto) relating to the Property.

5.6.6 Originals of all Tenant Estoppels and Ground Lease Estoppels.

5.6.7 Originals of all Hospital Waivers and Hospital Consents.

5.6.8 Originals of the Hobbs City Amendment and the Hobbs EDC Amendment.

5.6.9 All keys in the Sellers’ possession to all locks on the Property and all documents in the possession of the Sellers pertaining to each Tenant, each Ground Lessor, Hobbs EDC and the City of Hobbs including all applications, correspondence and credit reports.

5.6.10 A non-foreign person affidavit sworn to by each Seller as required by Section 1445 of the Code.

5.6.11 Copies of a Tenant Notice (as defined below) for each Tenant Lease (to be delivered in accordance with Section 5.12 below).

5.6.12 If required as a precondition to the issuance of the Title Policy (i) a certification and indemnity from each Seller relating to mechanics’ or materialmen’s liens and parties in possession in the form of Exhibit “D” annexed hereto (collectively, the “Owner’s Certification and Gap Indemnity”) subject to any modifications or additions reasonably required by the Title Company in order to insure over any Seller Monetary Encumbrances; to the extent Sellers elect in writing to cure any Third Party Monetary Encumbrances pursuant to Section 2.6, any Third Party Monetary Encumbrances; parties in possession (provided, however, any of such modifications or additions relating to parties in possession shall be solely limited to representations as to possession by Tenants and other third parties, and only to Sellers’ knowledge, and Sellers shall otherwise specifically not be required to make any representations as to any third parties occupying through or under Tenants except as expressly required herein); and any other representations (but only to Sellers’ knowledge) customarily and reasonably required by the Title Company with respect to a party that ground leases land and, in turn, master leases the same land, (ii) such evidence, documents, and affidavits relating to the status and capacity of each Seller and the authority of the person or persons who are executing the various documents on behalf of each Seller in connection with the sale of the Property; (iii) such evidence, documents, and affidavits customarily delivered by sellers and reasonably required by the Title Company in order for the Title Company to issue, as applicable, a new title policy for Existing Lender, any bring-down endorsements to Existing Lender’s existing policy, and/or any other customary title endorsements required by Existing Lender in connection with the Loan Assumption as further described in Article 2, and (iv) any other matter reasonably required to enable the Title Company to issue the Title Policy and endorsements thereto and which are customarily delivered by sellers (but in no event resulting in any material additional cost or material liability to Sellers).

5.6.13 Originals of all documents in the possession of each Seller relating to the operation of the Property including all operating statements, permits, licenses, approvals, plans, specifications, guaranties and warranties.

5.6.14 A duly executed Closing Statement (as defined below) reflecting the adjustments and prorations required by this Agreement.

5.6.15 Such evidence or documents as may reasonably be required by Buyer evidencing the power and authority of each Seller and its respective constituent owners, manager or general partner as the case may be and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required in connection with the sale of the Property.

5.6.16 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.7 Buyer’s Deliveries. At the Closing, Buyer shall deliver to each Seller the following items (with original signatures from all applicable parties):

5.7.1 Immediately available federal funds sufficient to pay the Purchase Price (less the Deposit and any prorations or credits required by this Agreement) and Buyer’s share of all escrow costs and closing expenses.

5.7.2 For each Parcel, three (3) counterpart signatures to the applicable Assignment of Ground Lease, duly executed and delivered by Buyer.

5.7.3 For each Parcel, three (3) counterpart signatures to the applicable Bill of Sale and Assignment, duly executed and delivered by Buyer.

5.7.4 Four (4) counterpart signatures, duly executed, delivered and acknowledged (as necessary) for each of the Loan Assumption Documents.

5.7.5 Duly executed and acknowledged originals of the Closing Statement (as defined below).

5.7.6 Such evidence or documents as may reasonably be required by the Title Company evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property.

5.7.7 Such other instruments as may be reasonably required to consummate the transactions contemplated by this Agreement.

5.8 Costs, Prorations and Credits.

5.8.1 Closing Costs. Buyer and the Sellers shall each pay their own legal fees related to the preparation of this Agreement and all documents required to settle the transactions contemplated hereby, and Sellers shall pay the legal fees of the Existing Lender in connection with the Loan Assumption. Buyer and Sellers acknowledge and agree that the costs of (i) transfer taxes, (ii) owner’s title insurance premiums, (iii) endorsements to title insurance policies, (iv) lender’s title insurance policies (except with respect to any new title policies for Existing Lender, bring-down endorsements for Existing Lender’s existing title policy, and/or other customary title endorsements requested by Existing Lender in connection with the Loan Assumption, which costs shall be the sole responsibility of Sellers), (v) recordation taxes and fees (associated with the transfer of Property by Sellers to Buyer), (vi) title searches, and (vii) mortgage taxes, are customarily paid in Texas, Louisiana, New Mexico, and Arkansas by the party, split between the parties or not applicable to the parties as described in Schedule 5.8.1 annexed hereto, and Buyer and Sellers agree to pay such items in accordance with Schedule 5.8.1 annexed hereto (except to the extent Sellers are required to pay such items as part of Sellers’ curing obligations in accordance with Article 2, in which case Seller shall be responsible for such costs). In addition to the foregoing, Buyer shall pay all costs associated with its investigation of the Property, including the cost of appraisals, updated surveys, architectural, engineering, credit and environmental reports, and Preliminary Reports and UCC Searches; provided, however, (i) if Closing does not occur, the costs of the Preliminary Reports and UCC Searches shall be shared equally between Sellers and Buyer, (ii) if Closing does occur and the costs of the UCC Searches are subsumed in the costs of the title premium, then the costs for the UCC Searches shall be paid by the party otherwise responsible for the costs of the Preliminary Reports, and (iii) if Closing does occur and the costs of the UCC Searches are not subsumed in the costs of the title premiums, then (1) if the UCC Searches are required by the Existing Lender in connection with the Loan Assumption, the Sellers shall pay such costs, and (2) if the UCC Searches are not required by the Existing Lender in connection with the Loan Assumption, then the Buyer shall pay such costs. In addition to as otherwise provided herein, the Sellers shall pay (1) the cost of the Title Company to issue any new title policies for the Existing Lender, bring-down endorsements for the Existing Lender, and/or other title endorsements required by the Existing Lender in connection with the Loan Assumption, (2) all transfer, assumption or waiver fees associated with any ground lessor, association, declarant or easement holder that holds any right in the Property, and (3) any Loan Assumption Related Fees. Buyer and Seller shall share equally the cost of all escrow charges. Any and all other purchase and sale closing costs shall be paid in accordance with the custom of the local jurisdiction in which the Property is located. Buyer and Sellers further agree and acknowledge that in the event new title policies are issued to Existing Lender in connection with the Loan Assumption, then the simultaneous issuance rate customarily charged by the Title Company shall be attributed solely to the Existing Lender’s mortgage policy (and that the premium payable shall be attributed to the owner’s policy).

5.8.2 Prorations. The following shall be prorated, credited, debited and adjusted between each Seller and Buyer as of 12:01 a.m. on the day of Closing (except as otherwise provided) in accordance with this section. For purposes of calculating prorations, Buyer shall be deemed to be in title to the Property, and therefore entitled to the income and responsible for the expenses, for the entire day upon which the Closing occurs. Except as hereinafter expressly provided, all prorations shall be done on the basis of a three hundred sixty-five (365) day year and the actual number of days elapsed to the Closing Date or the actual number of days in the month in which the Closing occurs and the actual number of days elapsed in such month to the Closing Date, as applicable.

(a) Rents. Buyer will receive a credit at Closing for all rents collected by each Seller prior to the Closing Date and allocable to the period from and after the Closing Date based upon the actual number of days in the month. No credit shall be given any Seller for accrued and unpaid rent or any other non-current sums due from Tenants until these sums are paid, and each Seller shall retain the right to collect any such rent provided such Seller does not sue to evict any Tenants or terminate any Tenant Leases. Buyer shall cooperate with the Sellers after the Closing Date to collect any rent under the Tenant Leases which has accrued as of the Closing Date; provided, however, Buyer shall not be obligated to sue any Tenants or exercise any legal remedies under the Tenant Leases or to incur any expense over and above its own regular collection expenses. All payments collected from Tenants after the Closing Date shall first be applied to the month in which the Closing occurs, then to any rent due to Buyer for the period after the Closing Date and finally to any rent due to any Seller for the periods prior to Closing Date; provided, however, notwithstanding the foregoing, if any Seller collects any payments from Tenants after the Closing Date through its own collection efforts, such Seller may first apply such payments to rent due Seller for the period prior to the Closing Date.

(b) CAM Expenses. To the extent that tenants are reimbursing the landlord for common area maintenance and other operating expenses (collectively, “CAM Charge(s)”), CAM Charges shall be prorated at Closing as of the Closing Date on a lease-by-lease basis with each party being entitled to receive a portion of the CAM Charges payable under each Tenant Lease for the CAM Lease Year (as defined below) in which Closing occurs, which portion shall be equal to the actual CAM Charges incurred during the party’s respective periods of ownership of the Property during the CAM Lease Year. As used herein, the term “CAM Lease Year” means the twelve (12) month period as to which annual CAM Charges are owed under each Tenant Lease. Seller shall be responsible for the CAM Charges reconciliation on a lease-by-lease basis for their ownership period within the CAM Lease Year up to, but not including, the Closing Date. Buyer shall be responsible for the CAM Charges reconciliation on a lease-by-lease basis for their ownership period within the CAM Lease Year including the Closing Date. In the event of any expenses, i.e. property taxes, where a proration was based upon an estimate for the year of Closing, a post closing “true up” will be performed for the actual expense to determine Seller and Buyer obligation for their ownership period for the year of Closing. Each party will be responsible for any CAM Charges “true up” necessary to the extent that any Tenant Lease provides for a “true up”.

(c) Security Deposits, Unpaid Rent Concessions, Unpaid Tenant Improvement Allowances and Other Tenant Credits. To the extent applicable, the amount of all unapplied tenant security deposit, any accrued interest due any tenant thereon, unpaid rent concessions due under any Tenant Lease, unpaid tenant improvement allowances owing under any Tenant Lease and the amount of any other credits due any tenant shall be credited to Buyer based on a rental statement prepared by the Sellers and approved by Buyer (which statement must be consistent with the applicable Tenant Lease, the applicable Tenant Estoppel, and the final rent roll).

(d) Property Taxes. All real property taxes for years prior to the year immediately preceding the year of Closing shall, to the extent the same is due and payable on the Closing Date, be paid by each Seller (to the extent not already paid by each Tenant) on or before the Closing. To the extent not paid directly by Tenants, all real property taxes for the year immediately preceding the year of Closing that are (i) payable in the year of Closing and (ii) due and payable as of the Closing Date, shall be paid by each Seller on or before the Closing. To the extent not paid directly by Tenants, real property taxes for the year of Closing shall be prorated on the basis of the most recent assessment and levy. To the extent not paid directly by Tenants, if the most recent tax assessment and levy is not for the current tax year, then the parties shall reprorate within sixty (60) days of the receipt of the tax assessment and levy for the current tax year. If after the Closing there is any retroactive increase in the real or personal property taxes or assessments imposed on the Property: (1) if such increase relates to the tax year in which the Closing occurred and such real property taxes were not paid directly by the Tenants, then such increase shall be prorated by the Sellers and Buyer on a per diem basis based on their respective periods of ownership during their period to which such increase applies, (2) if such increase relates to any tax year subsequent to the tax year which the Closing occurred, then such increase shall be the obligation of Buyer, and (3) if such increase relates to any tax year prior to the tax year in which the Closing occurred and such real property taxes were not paid directly by Tenants, then such increase shall be the obligation of the Sellers. Any and all refunds, credits, claims or rights to appeal respecting the amount of any real property taxes or other taxes or assessments charged in connection with the Property for any period shall belong to Buyer following the Closing, except that if prior to the end of the Due Diligence Period a Seller has applied for a property tax refund or has appealed the county assessor’s valuation of the Property for any period of time prior to the Closing Date, then such Seller shall be entitled to any refund applicable to such period.

(e) Private Assessments. To the extent applicable, payments due under any assessments imposed by private covenant shall be prorated as of the Closing Date.

(f) Operating Expenses. To the extent applicable, all operating expenses (including all charges under the Contracts and agreements assumed by Buyer) shall be prorated, and as to each service provider, operating expenses payable or paid to such service provider in respect to the billing period of such service provider in which the Closing occurs (the “Current Billing Period”), shall be prorated on a per diem basis based upon the number of days in the Current Billing Period prior to the Closing Date and the number of days in the Current Billing Period from and after the Closing Date, and assuming that all charges are incurred uniformly during the Current Billing Period. If actual bills for the Current Billing Period are unavailable as of the Closing Date, then such proration shall be made on an estimated basis based upon the most recently issued bills, subject to readjustment upon receipt of actual bills.

(g) Leasing Commissions. To the extent applicable, at Closing, Buyer shall receive a credit for any rent concessions that have not been fully utilized at Closing and for any tenant improvement costs or leasing commissions that have not been fully satisfied at Closing.

(h) Interest on the Loan. Interest paid by Sellers on the Existing Loan for the month in which the Closing occurs, to the extent assumed by Buyer or Buyer Subsidiaries, shall be prorated as of the Closing Date.

(i) Other Items. All other items customarily prorated or required by any other provision of this Agreement to be prorated or adjusted.

5.8.3 Items Not Prorated. Each Seller and Buyer agree that (i) on the Closing Date, the Property will not be subject to any financing arranged by any Seller or any other party, except for the Existing Loan (to be assumed by Buyer pursuant to the Loan Assumption in accordance with this Agreement); (ii) none of the insurance policies relating to the Property will be assigned to Buyer and Buyer shall be responsible for arranging for its own insurance as of the Closing Date; and (iii) to the extent any Seller has contracted directly with any utility provider, including telephone, electricity, water, and gas, such utility shall be read on the Closing Date and Buyer shall be responsible for all the necessary actions needed to arrange for the same to be transferred to the name of Buyer on the Closing Date, including the posting of any required deposits and, if applicable, each Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing Date, and any utility deposits which it or its predecessors may have posted. Accordingly, there will be no prorations for debt service (other than in connection with the Existing Loan), insurance or utilities. In the event a meter reading is unavailable for any utility directly contracted for by Sellers, such utility shall be prorated in the manner provided in Section 5.8.2(f). Notwithstanding the foregoing, Buyer acknowledges that Seller has indicated that the Tenant Leases are “net leases” and that each Tenant under such Tenant Lease is required to (x) pay all costs, charges, assessments, taxes, impositions, and expenses of every kind and nature whatsoever (other than non-casualty repairs to the roof and other structural elements of the improvements) with respect to the applicable portion of the Property leased by such Tenant under a Tenant Lease, and (y) arrange and pay for all utilities necessary to service the applicable portion of the Property leased by such Tenant under a Tenant Lease (collectively, the “Tenant Expenses”). Accordingly, notwithstanding anything else contained in this Section 5.8 to the contrary, there shall be no pro-rations under this Agreement for any Tenant Expenses (other than for real property taxes that are due and owing as of the Closing Date) to the extent the Tenants are required to pay such Tenant Expenses pursuant to the terms of the Tenant Leases. In the event Sellers pay any real property taxes that constitute Tenant Expenses on behalf of Tenants, then Sellers shall retain rights against any of such Tenants with respect to such real property taxes (excluding any rights related to the termination of the underlying leasehold interests) and Buyer shall reasonably cooperate with Sellers to exercise such rights at no cost or liability to Buyer. In the event Sellers pay any real property taxes that constitute Tenant Expenses and Buyer collects the same from Tenants, Buyer shall promptly pay the same over to Sellers (provided, however, in no event shall Buyer be obligated to pay any rents received from Tenants to Sellers to reimburse Sellers for such Tenant Expenses).

5.8.4 Loan Assumption. Buyer shall receive a credit at Closing in an amount equal to the Loan Assumption Amount, and any interest, default interest, or other sum that is due and payable to Existing Lender on the Closing Date (that is not then paid for by Sellers) allocable to that portion of the Existing Loan assumed by Buyer.

5.8.5 Calculation/Re-prorations. Each Seller shall prepare and deliver to Buyer no later than three (3) Business Days prior to the Closing Date an estimated closing statement which shall set forth all costs payable, and the prorations and credits provided for in this Agreement (subject in all cases to the last sentence of Section 5.8.3) and to the extent any Seller does not timely deliver the estimated closing statement to Buyer, Buyer shall have the right, but not the obligation, to extend the Closing Date by the number of days any Seller is delinquent in delivering such estimated closing statement to Buyer. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available in accordance with this subsection. Buyer shall notify any Seller within two (2) days after its receipt of such estimated closing statement of any items which Buyer disputes and the parties shall attempt in good faith to reconcile any differences not later than one (1) day before the Closing Date. The estimated closing statement as adjusted as aforesaid and approved in writing by the parties shall be referred to therein as the “Closing Statement”. If the prorations and credits made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, within sixty (60) days after the Closing Date except with respect to CAM Charges, taxes and assessments, in which case such adjustment shall be made within sixty (60) days after the information necessary to perform such adjustment is available), and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the prorations and credits set forth in the Closing Statement shall be binding and conclusive against such party.

5.8.6 Survival. The provisions of this Section 5.8 shall survive the Closing.

5.9 Distribution of Funds and Documents. At Closing, Escrow Agent shall do each of the following:

5.9.1 Payment of Encumbrances. If not cured by Sellers prior to Closing, pay the amount of any Seller Monetary Encumbrances and pay Third Party Monetary Encumbrances (to the extent Sellers have agreed in writing to cure any Third Party Monetary Encumbrance in accordance with Section 2.6 hereof), utilizing funds to which the Sellers shall be entitled upon Closing and funds (if any) deposited in Escrow by Sellers.

5.9.2 Recorded Documents. Record each document received hereunder that is required to be recorded with the real estate records or recorder for the applicable Parcel, and deliver by overnight courier (or as otherwise requested by the intended recipient) (together with the documents set forth in Section 5.9.3) a copy of each recorded document, conformed to show the recording data thereon, to each party hereto.

5.9.3 Non-Recorded Documents. Deliver by overnight courier (or as otherwise requested by the intended recipient): (i) the Title Policy to Buyer; and (ii) each non-recorded document received hereunder to the payee or person acquiring rights thereunder or for whose benefit said document was acquired.

5.9.4 Distribution of Funds. Deliver (i) to the Sellers, or order, the cash portion of the Purchase Price, adjusted for prorations, charges and other credits and debits provided for herein; and (ii) to Buyer, or order, any excess funds delivered to Escrow Agent by Buyer. Such funds shall be delivered by wire transfer or cashier’s check in accordance with instructions for the Sellers and Buyer; if no instructions are given, Escrow Agent shall deliver such funds by Escrow Agent’s check via overnight courier (or as otherwise requested by the intended recipient) to the appropriate party at the address set forth for notice in this Agreement.

5.10 Completion of Documents. Escrow Agent is authorized to insert the Closing Date and otherwise to complete the documents deposited in Escrow, where appropriate and consistent with this Agreement.

5.11 Possession. Possession of the Property shall be delivered to Buyer by each Seller at Closing, subject only to the Tenant Leases, the Ground Leases, the Permitted Exceptions, the Existing Lender’s Liens, and the other matters described in Section 4.1.2 hereof. The Sellers and Buyer covenant and agree to execute at Closing a written notice of the acquisition of the Property by Buyer, in sufficient copies for transmittal to each Tenant and Ground Lessor affected by the sale and purchase of the Property and properly addressed to each Tenant and Ground Lessor. Such notices shall be prepared by Seller, at Seller’s cost and expense, and reasonably approved by Buyer, shall notify the Tenants and Ground Lessors of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices and other matters reasonably required by Buyer or required by law (each a “Tenant Notice”). Buyer agrees to provide Sellers with appropriate instructions relating to the payment of future rentals, the giving of future notices and other matters reasonably required by Buyer or required by law at least five (5) Business Days prior to the Closing Date. Unless a different procedure is required by applicable law, in which event such law shall be controlling, each Seller agrees to transmit or otherwise deliver such letters to the Tenants under the Tenant Leases and Ground Lessors under the Ground Leases promptly after the Closing.

ARTICLE 6
TERMINATION AND DEFAULT

6.1 Buyer Default. If Closing fails to occur on the Closing Date because Buyer fails to perform any of its material obligations, or if Buyer is in material default hereunder, or Buyer materially defaults in its obligation to purchase the Property in accordance with the terms of this Agreement, after each Seller has performed or tendered performance of all of its material obligations in accordance with this Agreement, then, provided that the Sellers shall have delivered notice of such material failure or material default to Buyer, and Buyer shall not have remedied or cured such material failure or material default within ten (10) Business Days after receipt of such notice (or, if Buyer is not reasonably able to effectuate such remedy or cure within such ten (10) Business Day period, such longer period, not to exceed thirty (30) days in the aggregate for all such material defaults), in which event the Closing Date shall be automatically extended (without the need for any action on the part of Buyer or the Sellers) to the Business Day after the earlier of the date Buyer remedies or cures such material default in all material respects or the expiration of such ten (10) Business Day (or longer as aforesaid) period), (i) this Agreement shall terminate; (ii) the Deposit (and any and all interest thereon) shall be paid to and retained by the Sellers as liquidated damages; and (iii) the Sellers and Buyer shall have no further obligations to each other under this Agreement except those provisions which expressly survive the termination of this Agreement.

Buyer and the Sellers acknowledge that the damages to the Sellers in the event of a breach of this Agreement by Buyer would be difficult or impossible to determine, that the amount of the Deposit represents the parties’ best and most accurate estimate of the damages that would be suffered by the Sellers if the transaction should fail to close and that such estimate is reasonable under the circumstances existing as of the date of this Agreement and under the circumstances that the Sellers and Buyer reasonably anticipate would exist at the time of such breach. Buyer and the Sellers agree that the Sellers’ right to retain the Deposit (and interest earned thereof) shall be the Sellers’ sole remedy, at law and in equity, for Buyer’s failure to purchase the Property in accordance with the terms of this Agreement. The Sellers hereby waive any right to an action for specific performance of any provisions of this Agreement.

6.2 Sellers’ Default.

6.2.1 If prior to Closing any Seller fails to perform any of its material obligations or is otherwise in material default hereunder or willfully causes the failure of a condition precedent pursuant to Section 5.4 hereof (each, a “Pre-Closing Default, and collectively, the Pre-Closing Defaults”), after Buyer has performed or tendered performance of all of its material obligations in accordance with this Agreement, then, provided that Buyer shall have delivered notice of such Pre-Closing Default to the Sellers, and the applicable Seller shall not have remedied or cured such Pre-Closing Default within ten (10) Business Days after receipt of such notice (or, if such Seller is not reasonably able to effectuate such remedy or cure within such ten (10) Business Day period, such longer period, not to exceed thirty (30) days in the aggregate for all such material defaults), in which event the Closing Date shall be automatically extended (without the need for any action on the part of Buyer or the Sellers) to the Business Day after the earlier of the date such Seller remedies or cures such material default or the expiration of such ten (10) Business Day (or longer as aforesaid period), Buyer shall have the right by written notice to the Sellers at the Buyer’s sole option and by written notice to Buyer, to elect any or all of the following:

(a) Waive such Pre-Closing Default and proceed to the Closing with no reduction in the Purchase Price and tender the actual Purchase Price to Sellers; provided, however, that this provision will not limit (other than with respect to such Pre-Closing Default for which Buyer shall be deemed to have waived all of Sellers’ obligations and Buyer’s right and remedies with respect thereto) Buyer’s right to receive reimbursement for attorney’s fees subject and pursuant to Section 9.8 below in connection with any legal proceedings instituted by any party or Escrow Agent with respect to the enforcement of this Agreement, nor waive or affect each Seller’s indemnity obligations under this Agreement or Buyer’s rights to enforce those indemnity obligations, nor waive or affect any of the Sellers’ other obligations under this Agreement to be performed after the Closing or Buyer’s rights to enforce those obligations.

(b) Subject to the provisions of this Section 6.2, exercise any of its other rights or remedies Buyer may have at law or in equity, including without limitation an action for specific performance to cause each Seller to convey the Property to Buyer pursuant to the terms and conditions of this Agreement; provided, however, the Sellers shall not be liable for any consequential or punitive damages under this Agreement.

(c) Terminate this Agreement by notice to the Sellers and Escrow Agent to that effect, in which event (i) this Agreement shall terminate; (ii) the Deposit (and any and all interest thereon) shall be returned and paid to Buyer; (iii) subject to the provisions of Section 9.23, the Sellers shall reimburse Buyer for its actually incurred out of pocket expenses (including without limitation attorneys’ fees) in connection with this Agreement (which obligation of the Sellers shall survive such termination of this Agreement); and (iv) other than as set forth in clause (iii) above, the Sellers and Buyer shall have no further obligations to each other under this Agreement except those provisions which expressly survive the termination of this Agreement.

Notwithstanding the foregoing, a breach by a Seller of a representation or warranty that Buyer had actual knowledge of prior to two (2) Business Days prior to the end of the Due Diligence Period (each, a “DDP Breach”) shall result in Buyer being deemed to have waived any remedies hereunder with respect thereto and for which Sellers shall have no liability or obligation under this Agreement, at law or in equity; except that, notwithstanding anything in this Agreement to the contrary, subject to the provisions of Section 9.23, if Buyer does not deliver an Approval Notice to Sellers and Escrow Agent in accordance with this Agreement, the Sellers shall, provided Buyer gives Sellers written notice of the DDP Breach within two (2) Business Days after the end of the Due Diligence Period (and such DDP Breach was material), reimburse Buyer for its actually incurred out of pocket expenses (including without limitation attorneys’ fees) in connection with this Agreement (which obligation of the Sellers shall survive termination of this Agreement), to the extent such expenses are incurred on or prior to the date of such actual knowledge of Buyer.

Notwithstanding anything in this Agreement to the contrary, with respect to the Purchase Price, Buyer shall be deemed to have performed or tendered performance in accordance with this Section 6.2.1 by funding that net cash portion of the Purchase Price that would have been owed by Buyer (excluding any amount that would be credited towards the Purchase Price pursuant to the Loan Assumption) into a separate escrow account with the Escrow Agent. Such separate escrow account shall be wholly controlled by Buyer and may be withdrawn by Buyer, in Buyer’s sole discretion, at any time after funding, provided that Buyer’s withdrawal of such funds shall not be deemed to relieve Buyer of its obligations to proceed to Closing and tender the actual Purchase Price to the extent expressly provided in this Agreement.

6.2.2 At Closing, Sellers shall deposit $300,000 in the aggregate (the “Post-Closing Escrow Amount”) with Escrow Agent as security for Sellers’ breach of any representation and warranty contained in any Representation Documents that expressly survives Closing (other than a breach of any representation or warranty that constitutes a Pre-Closing Default that Buyer has actual knowledge of pre-Closing (a “PCD-PC Breach”); such breach of any such representation and warranty other than a PCD-PC Breach being referred to herein as an “Actionable Breach”). Such security amount to be held by Escrow Agent in an insured (up to $250,000), interest-bearing account at First American Trust FSB with interest accruing for the benefit of the party entitled to the monies. In the event Buyer believes, after Closing, that there is an Actionable Breach, then Buyer shall, prior to the end of the Survival Period, provide Sellers and Escrow Agent with a written notice (the “R&W Default Notice”) alleging that Sellers are in breach of a representation or warranty and specifying in reasonable detail the nature of such breach. Buyer shall allow Sellers thirty (30) days after Sellers’ receipt of the R&W Default Notice to cure any bona-fide breach or if such bona-fide breach cannot be cured within such thirty (30) day period, and Sellers notify Buyer it wishes to extend its cure period (the “Cure Extension Notice”), such additional reasonable period of time as is required to cure the same (not to exceed sixty (60) days in the aggregate) so long as such cure has been commenced within such thirty (30) day period and is being diligently pursued to completion. If Sellers fail to cure such breach after written notice thereof, Buyer’s sole remedy shall be to commence a legal proceeding against Sellers alleging that Sellers are in breach of such representation or warranty and that Buyer shall have suffered actual damages, or is reasonably likely to suffer actual damages in the future, as a result thereof (a “Proceeding”), which Proceeding must be commenced, if at all, within ninety (90) days after the expiration of the Survival Period. If Buyer shall have timely commenced a Proceeding and a court of competent jurisdiction shall, pursuant to a final unappealable order in connection with such Proceeding, determine that (A) there was an Actionable Breach, (B) Sellers were in breach of the applicable representation or warranty as of Closing, and (C) Buyer suffered actual damages, or is reasonably likely to suffer actual damages in the future, by reason of such breach, (the immediately foregoing clauses (A), (B), and (C) being known collectively as a “Default Condition”), then Buyer shall, subject to the limitations provided in Section 6.2.3 below, be entitled to receive an amount equal to the actual damages suffered or the damages reasonably likely to be suffered in the future, including any costs and expenses of Buyer in connection with such Proceeding (including without limitation reasonable attorneys fees). Any such actual damages shall be paid by (x) Sellers directly within thirty (30) days following the entry of such final order and delivery of a copy thereof to Sellers and the Escrow Agent, or (y) Escrow Agent to the extent Sellers have failed to timely pay such actual damages and to the extent Escrow Agent is then holding proceeds pursuant to this Agreement. In the event (i) Escrow Agent does not timely receive an R&W Default Notice before the end of the Survival Period, (ii) receives a timely R&W Default Notice with subsequent evidence from Sellers and Buyer that the underlying default has been cured or settled, (iii) receives a timely R&W Default Notice but Seller notifies Escrow Agent that Buyer has failed to timely commence a Proceeding with respect thereto, or (iv) Escrow Agent receives a timely R&W Default Notice and evidence satisfactory to Escrow Agent that a Proceeding has been timely commenced, then Escrow Agent, shall, (a) in the case of (i) above, return the proceeds being held under this Agreement to Sellers promptly following the end of the Survival Period, (b) in the case of (ii) above, return the proceeds being held under this Agreement to Sellers promptly after written consent from Sellers and Buyer acknowledging that the underlying defect has been cured or settled, provided that the Survival Period has expired, (c) in the case of (iii) above, unless Buyer is able to provide evidence reasonably satisfactory to Escrow Agent that a Proceeding was timely commenced, return the proceeds being held under this Agreement to Sellers promptly after the date that is ninety (90) days after the end of the Survival Period, or (d) in the case of (iv) above, return any remaining portion of the Post-Closing Escrow Amount to Sellers promptly after issuance of the final order if it is determined that Sellers are not liable, promptly after payment of the actual damages by Sellers if Sellers are liable, or promptly after receipt by Escrow Agent of evidence satisfactory to it that payment to Buyer if Escrow Agent is required to pay such actual damages pursuant to the terms hereof.

6.2.3 Notwithstanding anything to the contrary in this Agreement, Buyer shall not be required to fund the balance of the Purchase Price in order to enforce its remedies under this Agreement, provided that with respect to the Purchase Price, Buyer shall be deemed to have performed or tendered performance in accordance with this Agreement by funding the net cash portion of the Purchase Price that would have been owed by Buyer (excluding any amount that would be credited towards the Purchase Price pursuant to the Loan Assumption) into a separate escrow account with the Escrow Agent. Such separate escrow account shall be wholly controlled by Buyer and may be withdrawn by Buyer, in Buyer’s sole discretion, at any time after funding, provided that Buyer’s withdrawal of such funds shall not be deemed to relieve Buyer of its obligations to proceed to Closing and tender the actual Purchase Price to the extent expressly provided in this Agreement. In addition, notwithstanding anything to the contrary set forth in this Agreement, the following shall apply with respect to any claim by Buyer or a Seller (as applicable) that a party has failed to perform any of its obligations or is otherwise in default hereunder:

(a) If Buyer has actual knowledge of any breach of any representation or warranty of any Seller under this Agreement prior to Closing, but Buyer nevertheless proceeds to Closing on the Closing Date, then Sellers shall have no liability or obligation under this Agreement, at law or in equity with respect to such breach. For all purposes of this Article 6, Buyer shall be deemed to have “actual knowledge” of a circumstance or fact only if Danny Prosky, Stefan Oh, or Brian McDonald actually becomes aware of such fact or circumstance through its own diligence, from Sellers, or from a third party; provided, however, Danny Prosky, Stefan Oh, and Brian McDonald shall not be deemed to have “actual knowledge” of a circumstance or fact solely from the mere delivery of the Property Information by Sellers to Buyer. Buyer represents and warrants to Sellers that Danny Prosky is President and COO of Grubb & Ellis Healthcare REIT II, Inc., Stefan Oh is Senior Vice President of Acquisitions of Grubb & Ellis Healthcare REIT II, Inc., and Brian McDonald is Associate Vice President, Acquisitions, of Grubb & Ellis Equity Advisors, LLC, and all are actively involved with the acquisition of the Property.

(b) Buyer shall not pursue any claim under this Agreement (including, without limitation, after Closing) against the Sellers for damages that is less than Ten Thousand Dollars ($10,000.00). Further, the maximum amount of liability that the Sellers shall have to Buyer in all circumstances for any and all surviving obligations under this Agreement and any other Representation Documents (including, without limitation, any obligation or liability arising out of any of the representations and warranties of the Sellers that survives Closing, any obligation or liability arising out of any of the representations and warranties of the Sellers in any Representation Letter, under any transfer documents, any indemnification or other obligation or liability contained herein or in a Representation Document that is specifically stated to survive Closing, and any indemnification or other obligation or other liability under any other document or instrument delivered by the Sellers in connection with Closing, and any of Buyer’s legal fees, costs, and/or expenses arising out of the foregoing) shall not exceed in the aggregate, the amount of Six Hundred Thousand Dollars ($600,000.00). Any monies paid by Escrow Agent to Buyer out of the Post-Closing Escrow Amount shall count towards the aforementioned cap on Sellers’ liability.

(c) Unless expressly provided for in this Agreement, in no event shall Sellers be liable for any incidental, consequential, indirect, punitive, special or exemplary damages, or for lost profits, unrealized expectations or other similar claims, and in every case Buyer’s recovery for any claims referenced in this Agreement shall be net of any insurance proceeds paid to Buyer and any indemnity, contribution or other similar payment then recovered by Buyer from any insurance company, tenant, or other third party for such damage. To the extent any of such insurance proceeds or any indemnity, contribution or other similar payments are paid after Sellers’ payment to Buyer of claims hereunder, then (i) in the event such payments are made to Sellers, Sellers shall have the right to keep such payments, and (ii) in the event such payments are made to Buyer, Buyer shall promptly pay the same to Sellers.

ARTICLE 7
CASUALTY DAMAGE OR CONDEMNATION

7.1 Casualty. If the Improvements are damaged by one or more casualties prior to the Closing and either (i) the casualty in the aggregate with respect to a Parcel results in loss or damage in an amount valued greater than Two Hundred Thousand Dollars ($200,000.00), or (ii) the nature of any such casualty results in a circumstance whereby (1) a Tenant under a Tenant Lease has the right to terminate its Tenant Lease (provided, however, that such Tenant has not provided such Seller with a written waiver of such right of termination or the period in which Tenant must exercise such right of termination has lapsed expressly in accordance with the terms of the Tenant Lease) or receive a rent abatement, or (2) a Ground Lessor under a Ground Lease has the right to terminate the Ground Lease (provided, however, that such Ground Lessor has not provided such Seller with a written waiver of such right of termination or the period in which Ground Lessor must exercise such right of termination has lapsed expressly in accordance with the terms of the Ground Lease) or provide Seller with a rent abatement, then, in any such event, Buyer shall have the sole option to elect either to:

(a) acquire the Parcel affected by such casualty as is (without reduction in the Purchase Price) on the Closing Date, plus an assignment without recourse or credit of any insurance proceeds payable to such Seller(s) by virtue of such loss or damage plus a credit for any deductible under said policy; or

(b) terminate this Agreement as it relates solely to the Parcel affected by such casualty and, subject to Sections 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) applicable to the subject Parcel, in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the applicable Parcel except those provisions which expressly survive the termination of this Agreement.

Such right must be exercised within thirty (30) days from the date the Sellers provide Buyer with notice of the loss of the event giving rise to such right. If Buyer fails to provide notice of an election, then Buyer shall have been deemed to elect under clause (b) above. Notwithstanding the foregoing, if the Improvements are damaged by casualty prior to the Closing and the casualty does not result in the occurrence of any of the events set forth in clauses (i) or (ii) above, then Buyer shall be required to acquire the Parcel as is (without reduction in the Purchase Price) on the Closing Date; provided, however, Buyer shall receive an assignment without recourse or credit of any insurance proceeds payable to Seller by virtue of such loss or damage plus a credit for any deductible under said policy.

7.2 Condemnation. In the event that any portion of the Real Property should be subject to a condemnation proceeding prior to the Closing, at Buyer’s sole option, Buyer shall have the right to elect either to:

(a) If only one (1) of the Parcels is affected by a condemnation prior to the Closing, (A) terminate this Agreement as it relates solely to the Parcel affected by such condemnation and, subject to Sections 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) applicable to the subject Parcel, in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the applicable Parcel except those provisions which expressly survive the termination of this Agreement, or (B) acquire the Property (without reduction in the Purchase Price) on the Closing Date, plus an assignment without recourse or credit of any condemnation proceeds payable to such Seller(s) by virtue of such condemnation; or

(b) If two (2) or more Parcels are affected by a condemnation prior to the Closing, (A) terminate this Agreement as it relates solely to any one (1) or more of the Parcels affected by such condemnations and, subject to Section 3.6, receive back the Applicable Portion of the Deposit (and any interest accrued thereon) applicable to the Parcel(s) for which this Agreement has been terminated, in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement as it relates solely to the Parcels for which this Agreement has been terminated except those provisions which expressly survive the termination of this Agreement, and acquire all remaining Property as is on the Closing Date; provided, however, that there shall be no reduction in the Purchase Price for any Parcels that have been the subject of a condemnation proceeding but that Buyer elects to purchase regardless, but for which Buyer will receive an assignment without recourse or credit of any condemnation proceeds payable to such Seller(s) with respect to such Parcels affected by a condemnation, or (B) terminate this Agreement in its entirety and receive back the Deposit (and any interest accrued thereon), in which event the Sellers and Buyer shall have no further obligations to each other under this Agreement except those provisions which expressly survive the termination of this Agreement.

In the event Buyer has any right to terminate any portion of this Agreement under Section 7.2(a) above, then Buyer shall be deemed to have elected to proceed under Section 7.2(a)(A) unless, within thirty (30) days from Buyer’s receipt of written notice of the condemnation, Buyer provides Sellers with written notice that Buyer elects to proceed under Section 7.2(a)(B). In the event Buyer has any right to terminate any portion of this Agreement under Section 7.2(b) above, then Buyer shall be deemed to have elected to terminate this Agreement in its entirety under Section 7.2(b)(B) unless, within thirty (30) days from Buyer’s receipt of written notice of the latest condemnation, Buyer provides Sellers with written notice that Buyer elects to proceed under Section 7.2(b)(A).

ARTICLE 8
REAL ESTATE COMMISSION

Buyer and the Sellers each represent to the other that no broker’s or real estate commissions or other finder’s fees are or shall be due in respect to this transaction by reason of any agreement made or which may be alleged to have been made by Buyer or any Seller. Each party agrees to indemnify and hold harmless the other from and against any and all claims, demands or the cost or expense thereof, including reasonable attorney’s fees, arising out of any broker’s commission, fee or other compensation due or alleged to be due in connection with the transactions contemplated by this Agreement based upon an agreement alleged to have been made or other action alleged to have been taken by the indemnifying party.

ARTICLE 9
MISCELLANEOUS

9.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties, including, without limitation, that certain letter agreement, dated November 8, 2010, between Grubb & Ellis Equity Advisors, LLC (on behalf of Buyer) and Seavest (on behalf of the Sellers) and accepted by Seavest on November 15, 2010, and that certain letter agreement, dated January 4, 2011, between Grubb & Ellis Healthcare REIT II (on behalf of the Buyer) and Seavest (on behalf of the Seller) and accepted by Seavest on January 4, 2011. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

9.2 Binding On Successors and Assigns. Subject to Section 9.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.3 Assignment by Buyer. Buyer shall not have the right to assign this Agreement or their rights hereunder without Sellers’ prior written consent, which consent can be withheld in Sellers’ sole discretion; provided, however, Buyer shall have the right to assign this Agreement to one (1) or more Buyer Subsidiaries upon advance written notice to Sellers (provided such Buyer Subsidiaries shall have no right to further assign this Agreement or their rights hereunder). No further assignments shall be permitted except as provided above. Further, Buyer shall have the right to designate a Buyer Subsidiary as recipient of a Deed, the Assignment of Ground Lease, and other documents to be delivered by the Sellers at Closing. Any change in control (with control meaning the power to direct the management and policies) of Buyer or any Buyer Subsidiary prior to Closing shall constitute a prohibited assignment.

9.4 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by the Sellers or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

9.5 Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of Delaware without regard to the principles of conflicts of law.

9.6 Counterparts. This Agreement may be executed in any number of counterparts and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement. Originals transmitted by facsimile or electronic mail shall be considered original in all respects.

9.7 Notices. All notices, demands and other communications of any type given by any party hereunder, whether required by this Agreement or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this Section 9.7. All notices shall be in writing and shall be delivered (i) by courier; (ii) by Federal Express or other nationally recognized overnight delivery service; (iii) by facsimile; or (iv) by e-mail. Notices delivered by facsimile or e-mail must be followed by confirmation via Federal Express or other nationally recognized overnight delivery service. Notices shall be deemed given and received (1) if by courier, upon delivery or refusal of same; (2) if by Federal Express or other nationally recognized overnight delivery service, the business day following deposit; (3) if by facsimile, upon confirmation of transmission; and (4) immediately following e-mail transmission. Any notice received on a non-business day or after 5:00 p.m. Pacific Time on a business day shall be deemed received on the next business day. Notices shall be given to the following addresses:

To the Sellers (or any Seller):	c/o Seavest Inc. 707 Westchester Avenue, Suite 401 White Plains, New York 10604 Attn: Jonathan Winer Phone: 914-683-8474 Facsimile: 914-681-5182 Email: jwiner@seavestinc.com
And with a copy to:	Kleinberg, Kaplan, Wolff & Cohen, P.C. 551 Fifth Avenue New York, New York 10176 Attn: Andrew M. Chonoles, Esq. Phone: 212-880-9870 Facsimile: 212-986-8866 Email: achonoles@kkwc.com
To Buyer:
c/o Grubb & Ellis Equity Advisors, LLC
1551 North Tustin Avenue, Suite 200
Santa Ana, California 92705
Attn: Danny Prosky
Phone: (714) 667-8252
Facsimile: (714) 975-2199
E-mail: Danny.Prosky@Grubb-Ellis.com

And with a copy to:	Gregory Kaplan, PLC 7 East Second Street Richmond, Virginia 23224 Attn: Joseph J. McQuade Telephone: (804) 916-9027 Facsimile: (804) 916-9127 E-mail: jmcquade@gregkaplaw.com

To Escrow Agent to:
First American Title Insurance Company
777 South Figueroa Street, Fourth Floor
Los Angeles, California 90017
Attn: Barbara Laffer
Telephone: (213) 271-1702
Facsimile: (877) 805-5021
E-mail: blaffer@firstam.com

And with a copy to:	First American Title Insurance Company 633 Third Avenue New York, New York 10017 Attn: Steve Farber Telephone: (212) 551-9402 Facsimile: (212) 331-1576 E-mail: sfarber@firstam.com

Any address or name specified above may be changed by notice given to the addressee by the other party in accordance with this Section 9.7. The inability to deliver notice because of a changed address of which no notice was given as provided above, or because of rejection or other refusal to accept any notice, shall be deemed to be the receipt of the notice as of the date of such inability to deliver or rejection or refusal to accept. Any notice to be given by any party hereto may be given by the counsel for such party.

9.8 Attorneys’ Fees. In the event of a judicial or administrative proceeding or action by one party against the other party with respect to the interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable costs and expenses including, without limitation, reasonable attorneys’ fees and expenses, whether at the investigative, pretrial, trial or appellate level. The prevailing party shall be determined by the court based upon an assessment of which party’s major arguments or position prevailed.

9.9 IRS Real Estate Sales Reporting. Buyer and each Seller agree that Escrow Agent shall act as “the person responsible for closing” the transaction which is the subject of this Agreement pursuant to Section 6045(e) of the Code and shall prepare and file all informational returns, including without limitation, IRS Form 1099-S, and shall otherwise comply with the provisions of Section 6045(e) of the Code.

9.10 Time Periods. If the time for performance of any obligation hereunder expires on a day that is not a Business Day, the time for performance shall be extended to the next Business Day.

9.11 Modification of Agreement. No modification of this Agreement shall be deemed effective unless in writing and signed by the party against whom enforcement is sought.

9.12 Survival of Provisions After Closing. Any provisions of this Agreement that require observance or performance after the Closing Date shall continue in force and effect following the Closing Date, subject to any applicable limitations on survival contained herein.

9.13 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to the Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

9.14 Descriptive Headings; Word Meaning. The descriptive headings of the paragraphs of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any provisions of this Agreement. Words such as “herein,” “hereinafter,” “hereof’ and “hereunder” when used in reference to this Agreement, refer to this Agreement as a whole and not merely to a subdivision in which such words appear, unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires. The word “including” shall not be restrictive and shall be interpreted as if followed by the words “without limitation.”

9.15 Business Day. As used herein, the term “Business Day” means any day other than Saturday, Sunday and any day which is a legal holiday in the State of California and/or New York.

9.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that Buyer and each Seller have contributed substantially and materially to the preparation of this Agreement.

9.17 Severability. The parties hereto intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision in this Agreement is found by a court of law to be in violation of any applicable Delaware or federal law, statute, ordinance, administrative or judicial decision, or public policy, or if in any other respect such a court declares any such provision to be illegal, invalid, unlawful, void or unenforceable as written (other than provisions relating to the “Conditions Precedent Favoring Seller” as provided for in Section 5.5 or the “Conditions Precedent Favoring Buyer” as provided for in Section 5.4), then it is the intent of all parties hereto that, consistent with and with a view towards preserving the economic and legal arrangements among the parties hereto as expressed in this Agreement, such provision shall be given force and effect to the fullest possible extent, and that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable provision were not contained herein, and that the rights, obligations and interests of the parties under the remainder of this Agreement shall continue in full force and effect.

9.18 Exclusivity. After the Effective Date and until the Closing or the earlier termination of this Agreement, each Seller and their respective agents, representatives and employees shall immediately cease all marketing of the Property for sale until such time as this Agreement is terminated and no Seller shall directly or indirectly make, accept, negotiate, entertain or otherwise pursue any offers for the sale of the Property.

9.19 Section 1031 Exchange. Any party may consummate the purchase or sale of the Property as part of a so-called like kind exchange (an “Exchange”) pursuant to Section 1031 of the Code, provided that (i) the Closing shall not be delayed or affected by reason of an Exchange nor shall the consummation or accomplishment of any Exchange be a condition precedent or condition subsequent to a party’s obligations under this Agreement; (ii) any party desiring an Exchange shall effect its Exchange through an assignment of this Agreement, or its rights under this Agreement, to a qualified intermediary and the other party shall not be required to take an assignment of the purchase agreement for the relinquished or replacement property or be required to acquire or hold title to any real property for purposes of consummating such Exchange; and (iii) the party desiring an Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or any Seller had such party not consummated its purchase or sale through an Exchange. No party shall by this agreement or acquiescence to an Exchange desired by the other party (1) have its rights under this Agreement, or the other party’s obligations except as provided herein, affected or diminished in any manner or (2) be responsible for compliance with or be deemed to have warranted to the other party that such party’s Exchange in fact complies with Section 1031 of the Code. In connection with such cooperation, each Seller agrees, upon request of Buyer to “direct deed” for actual interests in the property to designees of Buyer.

9.20 Intentionally Omitted.

9.21 Buyer’s Disclosures. Sellers acknowledge that it is Buyer’s intention that the ultimate acquirers of each Parcel and the related Property be subsidiaries of a corporation that is or intends to qualify as a real estate investment trust and that, as such, it is subject to certain filing and reporting requirements in accordance with federal laws and regulations, including but not limited to, regulations promulgated by the Securities and Exchange Commission. Accordingly, and notwithstanding any provision of this Agreement or the provisions of any other existing agreement between the parties hereto to the contrary, Buyer may publically file, disclose, report or publish any and all information related to this transaction that may be reasonably interpreted as being required by federal law or regulation.

9.22 Confidentiality.

9.22.1 Unless and until the Closing occurs hereunder, neither Buyer nor the Sellers will make, or permit anyone to make on their behalf, any public statement or public comment with respect to this Agreement, the transactions contemplated hereby, that is intended for public distribution or made to any newspaper, trade publication, or other print or other media, without the approval by the other party as to such disclosure and the information to be disclosed, which approval shall not be unreasonably withheld or delayed.

9.22.2 Unless and until the Closing occurs hereunder, Buyer and the Sellers, and their respective agents shall maintain the confidentiality of all documents, instruments and information obtained by Buyer or the Sellers, as applicable, or such agents hereunder or otherwise in connection with the proposed acquisition of the Property and shall not, without the other party’s prior written consent, which consent shall not be unreasonably withheld or delayed, disclose any of such information to any other person or use any of such information for any purpose other than as contemplated herein. Notwithstanding the foregoing, Buyer and the Sellers may disclose any of such information (i) to the Existing Lender, the Ground Lessors, the Tenants, and their respective officers, directors, employees, agents, attorneys, accountants, consultants and other professionals to whom such disclosure is reasonably necessary for the investigation of the Property and/or consummation of the transactions contemplated hereby, provided that each such person is advised to maintain such information in a confidential manner, and (ii) as otherwise may be required by applicable law.

9.23 Conditions to Buyer’s Recovery of Costs. In the event Sellers are required to reimburse Buyer for its actually incurred out-of-pocket expenses (including reasonable attorneys’ fees) because Buyer terminated this Agreement in accordance with the unnumbered paragraph immediately following Section 5.4.12, Section 6.2.1(c), or the unnumbered paragraph immediately following Section 6.2.1(c), (a) Buyer shall provide the Sellers with a copy of an itemization of such expenses and copies of all bills and invoices therefor, (b) the Buyer shall have actually incurred such expenses, and (c) the liability of Sellers for such expenses shall be equal to the lesser of (I) Two Hundred Fifty Thousand Dollars ($250,000.00) or (II) the aggregate amount of all such expenses.

9.24 Waiver of Jury Trial. Sellers and Buyer hereby irrevocably and unconditionally waive any and all right to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise relating to this Agreement. The provisions of this Section 9.24 shall survive the Closing or the termination hereof.

9.25 Venue and Jurisdiction. BUYER AND EACH SELLER HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE STATE COURT OF DELAWARE OR ANY FEDERAL COURT SITTING IN THE JURISDICTION OF THE STATE OF DELAWARE OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREE THAT VENUE FOR ANY SUCH ACTION OR PROCEEDING SHALL BE IN THE STATE OF DELAWARE. BUYER AND EACH SELLER EACH HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO SUCH VENUE AS BEING AN INCONVENIENT FORUM.

9.26 Further Assurances. Subsequent to Closing, each party shall execute and deliver to the other such further documents and instruments as either party may reasonably request of the other in order to confirm or implement the terms of this Agreement (provided the same does not increase the liability of the party so being requested to execute and deliver such further instruments or documents).

[Remainder of page intentionally left blank; signatures to follow on next pages.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

SELLERS:

TMB-ALICE, L.P., a Delaware limited partnership

By: SMP-General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc.,

a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

CARLSBAD-TMB, LLC, a Delaware limited liability company

By: Seavest Properties I, LLC,
a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,

a Delaware limited liability company, its Managing Member

By: Seavest Inc.,
a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

HOBBS-TMB, LLC, a Delaware limited liability company

By: Seavest Properties I, LLC,
a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,

a Delaware limited liability company, its Managing Member

By: Seavest Inc.,
a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

HOPE-TMB, LLC, a Delaware limited liability company

By: Seavest Properties I, LLC,
a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,

a Delaware limited liability company, its Managing Member

By: Seavest Inc.,
a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

TMB-LAKE CHARLES, L.P., a Delaware limited partnership

By: SMP-General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc.,

a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

TMB-LUFKIN, L.P., a Delaware limited partnership

By: SMP-General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc.,

a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

VICTORIA-TMB, L.P., a Delaware limited partnership

By: Victoria General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc., a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

TMB-I, L.P., a Delaware limited partnership

By: SMP-General Partner, LLC,
a Delaware limited liability company, its General Partner

By: Seavest Properties I, LLC,

a Delaware limited liability company, its Managing Member

By: SP I Manager, LLC,
a Delaware limited liability company, its Managing Member

By: Seavest Inc.,

a New York corporation, its Non-Member Manager

By: /s/ Douglas F. Ray
Name: Douglas F. Ray
Its: President

BUYER:

G&E HC REIT II DIXIE-LOBO MOB PORTFOLIO, LLC,

a Delaware limited liability company

By: Grubb & Ellis Healthcare REIT II Holdings, LP,
a Delaware limited partnership

Its: Sole Member

By: Grubb & Ellis Healthcare REIT II, Inc.,

a Maryland corporation

Its: General Partner

By: /s/ Danny Prosky
Name: Danny Prosky
Title: President and Chief Operating Officer

CONSENT OF ESCROW AGENT

The undersigned Escrow Agent hereby agrees to (i) accept the foregoing Agreement, (ii) be Escrow Agent under said Agreement and (iii) be bound by said Agreement in the performance of its duties as Escrow Agent; provided, however, the undersigned shall have no obligations, liability or responsibility under (i) this Consent or otherwise unless and until said Agreement, fully signed by the parties, has been delivered to the undersigned or (ii) any amendment to said Agreement unless and until the same shall be accepted by the undersigned in writing.

DATED: March 21, 2011

First American Title Insurance Company (“Escrow Agent”)

By: /s/ Barbara Laffor
Name: Barbara Laffor
Its: Escrow Officer